EXHIBIT 4.13








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                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                                  VIATEL, INC.

                                       AND

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

                                ----------------


                                   DATED AS OF

                                FEBRUARY 1, 2000

                                ----------------




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
                               TABLE OF CONTENTS

                                                                          PAGE

Article I      DEFINITIONS...................................................1

      Section 1.1. Definitions...............................................1

Article II     SALE AND PURCHASE.............................................6

      Section 2.1. Authorization of Securities...............................6
      Section 2.2. Agreement to Sell and to Purchase; Purchase Price.........6
      Section 2.3. Closing...................................................6

Article III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................8

      Section 3.1. Organization and Standing of the Company..................8
      Section 3.2. Organization and Standing of Subsidiaries.................8
      Section 3.3. Capital Stock.............................................8
      Section 3.4. Authorization; Enforceability............................10
      Section 3.5. No Violation; Consents...................................10
      Section 3.6. Commission Filings; Financial Statements.................11
      Section 3.7. Private Offering.........................................11
      Section 3.8. Provided Information.....................................11
      Section 3.9. Material Adverse Change..................................12
      Section 3.10. Litigation..............................................12
      Section 3.11. Permits and Licenses....................................12
      Section 3.12. Intellectual Property, etc..............................12
      Section 3.13. Brokers' and Other Fees.................................13
      Section 3.14. Compliance..............................................13
      Section 3.15. Certain Contracts.......................................13
      Section 3.16. State Takeover Statutes.................................13
      Section 3.17. Rights Agreement........................................13
      Section 3.18. Title to Properties.....................................14
      Section 3.19. Side Agreements.........................................14

Article IV     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............14

      Section 4.1. Organization; Authorization; Enforceability..............14
      Section 4.2. Private Placement........................................15
      Section 4.3. No Violation; Consents...................................15
      Section 4.4. No Litigation............................................16

                                TABLE OF CONTENTS
                                   (continued)

                                                                          PAGE


      Section 4.5. Affiliates...............................................16

Article V      COVENANTS OF THE COMPANY.....................................16

      Section 5.1. Operation of Business....................................16
      Section 5.2. HMTF Director............................................17
      Section 5.3. Access to Books and Records..............................17
      Section 5.4. Agreement to Take Necessary and Desirable Actions........18
      Section 5.5. Compliance with Conditions; Commercially
                   Reasonable Efforts.......................................18
      Section 5.6. HSR Act Notification.....................................18
      Section 5.7. Consents and Approvals...................................18
      Section 5.8. Reservation of Shares....................................19
      Section 5.9. Use of Proceeds..........................................19
      Section 5.10. Filing of Certificate of Designation....................19
      Section 5.11. Listing of Shares.......................................19
      Section 5.12. Periodic Information....................................19
      Section 5.13. Legends.................................................19

Article VI     COVENANTS OF THE PURCHASERS..................................20

      Section 6.1. Agreement to Take Necessary and Desirable Actions........20
      Section 6.2. Compliance with Conditions; Commercially
                   Reasonable Efforts.......................................20
      Section 6.3. HSR Act Notification.....................................20
      Section 6.4. Consents and Approvals...................................20
      Section 6.5. Restrictions on Transfer.................................21

Article VII    CONDITIONS PRECEDENT TO CLOSING..............................21

      Section 7.1. Conditions to the Company's Obligations..................21
      Section 7.2. Conditions to Each Purchaser's Obligations...............21

Article VIII   MISCELLANEOUS................................................23

      Section 8.1. Indemnification..........................................23
      Section 8.2. Notices..................................................24
      Section 8.3. Governing Law............................................26
      Section 8.4. Termination..............................................26
      Section 8.5. Entire Agreement.........................................27
      Section 8.6. Modifications and Amendments.............................27
      Section 8.7. Waivers and Extensions...................................27

                                TABLE OF CONTENTS
                                   (continued)

                                                                          PAGE

      Section 8.8. Titles and Headings......................................28
      Section 8.9. Exhibits and Schedules...................................28
      Section 8.10. Expenses................................................28
      Section 8.11. Press Releases and Public Announcements.................28
      Section 8.12. Assignment; No Third-Party Beneficiaries................28
      Section 8.13. Severability............................................28
      Section 8.14. Counterparts............................................29
      Section 8.15. Further Assurances......................................29
      Section 8.16. Remedies Cumulative.....................................29
      Section 8.17. Several Liability of the Purchasers.....................29
      Section 8.18. No Duty to Other Purchasers.............................29
      Section 8.19. Specific Performance....................................29
      Section 8.20. No Purchaser Affiliate Liability........................29

            This SECURITIES PURCHASE AGREEMENT is dated as of February 1, 2000 (this "Agreement"), by and among Viatel, Inc., a Delaware corporation (the "Company"), and each of the purchasers listed on SCHEDULE I hereto (individually, a "Purchaser" and collectively, the "Purchasers").

            WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the several Purchasers Shares of its Series B Preferred Stock and Warrants (each as hereinafter defined); and

            WHEREAS, the Purchasers desire, subject to the terms and conditions set forth herein, to purchase such Preferred Stock and Warrants from the Company;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. (a) As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition and the definition of "HMTF Purchaser", "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase
Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "Amendment to Rights Agreement" means that certain Amendment to Rights Agreement dated as of the date hereof amending the Rights Agreement of the Company dated as of December 6, 1999.

            "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

            "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by Applicable Law to be closed.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

            "Certificates of Designation" means the collective  reference to the
Series  B-1  Certificate  of   Designations,   the  Series  B-2  Certificate  of
Designations and the Series C Certificate of Designations.

            "Chase Purchaser" means Chase Equity Associates, LLC and any of its Affiliates who acquire the Shares, the Warrants, the Conversion Shares or Warrant Shares.

            "Commission"   means  the  United  States  Securities  and  Exchange
Commission.

            "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

            "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

            "Conversion Shares" means the shares of Common Stock or Series C Preferred Stock issuable upon the conversion of the Series B Preferred Stock or the Series C Preferred Stock in accordance with the terms of their respective Certificates of Designation.

            "DGCL" means the Delaware General Corporation Law.

            "Equity Documents" means this Agreement, the Amendment to Rights Agreement, the Registration Rights Agreement, the Certificates of Designation, the Warrants, the Management Rights Agreements and the Regulation Y Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

            "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

            "HMTF Funds" means HMTF Bridge Partners, L.P., Hicks, Muse, Tate & Furst Europe Fund, L.P., and Hicks, Muse, Tate & Furst Private Europe Fund, L.P.

            "HMTF Group" means HMTF and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and HMTF Purchaser and its Affiliates.

            "HMTF Issued Series B Preferred Shares" means the shares of Series B Preferred Stock issued to members of the HMTF Group on the Closing Date.

            "HMTF Purchaser" means any one or more of the following: HMTF Europe Acquisition Corp., HMTF Bridge Viatel, LLC, HMEU Viatel I-EQ Coinvestors, LLC, HMEU Viatel I-SBS Coinvestors, LLC, HM Viatel PG Europe, LLC, HMEU Viatel Qualified Fund, LLC, and HMEU Viatel Private Fund, LLC.

            "HMTF Shares" means the HMTF Issued Series B Preferred Shares held by members of the HMTF Group plus the shares of Common Stock issued to and held by members of the HMTF Group upon conversion of the HMTF Issued Series B Preferred Shares.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

            "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

            "Material Adverse Effect" means (a) a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of the Company to consummate the Transactions.

            "Permitted Transferee" means, (a) with respect to any HMTF Purchaser, or any Permitted Transferee of any HMTF Purchaser, (i) any Purchaser Affiliate of such HMTF Purchaser that is not a holder of Common Stock on the date hereof or an Affiliate of such holder; and (ii) any person that is a member of the HMTF Group and any person investing, directly or indirectly, in or in parallel with any member of the HMTF Group and (b) with respect to any Chase Purchaser, any Purchaser Affiliate of such Chase Purchaser; PROVIDED, HOWEVER, that, in the case of (a) and (b), each Permitted Transferee must agree in writing pursuant to a Permitted Transferee Agreement, in accordance with the provisions of Section 6.5, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as the transferring Purchaser prior to the transfer of any Securities to such Permitted Transferee; and provided, further, that the transfer of Securities from such Purchaser to such Permitted Transferee is in compliance with all applicable securities laws.

            "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in any Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of any

Purchaser or (c) any director, officer, employee, representative or agent of (i) such Purchaser, (ii) any Affiliate of such Purchaser or (iii) any holder of equity interests or securities referred to in clause (a) above.

            "Registration   Rights  Agreement"  means  the  Registration  Rights
Agreement, to be dated as of the Closing Date, to be entered into by and among the Company and the Purchasers, in the form attached hereto as EXHIBIT A.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Series B-1  Certificate of  Designations"  means the Certificate of
Designations,   Preferences  and  Rights  of  the  Series  B-1  Preferred  Stock
substantially in the form attached as EXHIBIT B.

            "Series B-2 Certificate of Designations" means a Certificate of Designations, Preferences and Rights of the Series B-2 Preferred Stock
containing   substantially   the  terms  of  the  Series  B-1   Certificate   of
Designations, except for the substantive differences set forth in EXHIBIT C hereto, in a form reasonably acceptable to the Company, Chase and the other Purchasers.

            "Series B-1 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-1, par value $0.01 per share.

            "Series B-2 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, par value $0.01 per share.

            "Series B Preferred Stock" means the collective reference to the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

            "Series C Preferred Stock" means the Company's Preferred Stock, Series C, par value $0.01 per share.

            "Series C Certificate of Designations" means a Certificate of Designations, Preferences and Rights of the Series C Preferred Stock containing substantially the terms set forth in EXHIBIT D hereto, in a form reasonably acceptable to the Company, Chase and the other Purchasers.

            "Shares" means the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock to be issued and sold by the Company to the Purchasers pursuant to Section 2.2 hereof.

            "Subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person or (C) the power to direct the management and policies of such Person, directly or indirectly, whether by Contract or otherwise.

            "Transactions" means the transactions contemplated by this Agreement and the other Equity Documents.

          (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                  TERM                                       SECTION
                  A-1 Warrants                               2.1
                  A-2 Warrants                               2.1
                  Agreement                                  Preamble
                  B-1 Warrants                               2.1
                  B-2 Warrants                               2.1
                  Closing                                    2.3
                  Closing Date                               2.3
                  Common Stock                               2.1
                  Company                                    Preamble
                  Indemnified Party                          8.1(c)
                  Indemnified person                         8.1(b)
                  Indemnifying Party                         8.1(c)
                  Information                                3.8
                  Issuance                                   2.2
                  Losses                                     8.1(b)
                  Management Rights Agreements               2.3(d)
                  Notices                                    8.2
                  Permitted Transferee Agreement             6.5
                  Projections                                3.8
                  Purchaser; Purchasers                      Preamble
                  Preferred Stock                            3.3
                  Rights Agreement                           3.17
                  Regulation Y Agreement                     2.3(d)
                  Purchase Price                             2.2
                  Securities                                 2.1
                  Securities Transfer                        6.5
                  Viatel Subsidiary                          3.2
                  Warrants                                   2.1
                  Warrant Shares                             2.1

                                   ARTICLE II

                                SALE AND PURCHASE

     SECTION 2.1. AUTHORIZATION OF SECURITIES. The Company has authorized (or prior to the Closing shall have authorized) (i) the issue and sale of 162,500 shares of its Series B-1 Preferred Stock; (ii) the issue and sale of 162,500 shares of its Series B-2 Preferred Stock; (iii) the issue and sale of five-year warrants (the "A-1 Warrants"), to purchase from the Company 376,558 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") at a purchase price of $75.00 per share; (iv) the issue and sale of five-year warrants (the "A-2 Warrants"), to purchase from the Company 3,766 shares of the Company's Series C Preferred Stock at a purchase price of $75.00 per share; (v) the issue and sale of seven-and-one-half year warrants (the "B-1 Warrants"), to purchase from the Company 376,558 shares of the Company's Common Stock at a purchase price of $100.00 per share; (vi) the issue and sale of seven-and-one-half year warrants (the "B-2 Warrants"), to purchase from the Company 3,766 shares of the Company's Series C Preferred Stock at a purchase price of $100.00 per share; and (vii) the issuance of its Series C Preferred Stock in accordance with the Series B-2 Certificate of Designations and the Series C Certificate of Designations. The Series B-1 Preferred Stock will have the rights, preferences and privileges set forth in the form of Series B-1 Certificate of Designations. The Series B-2 Preferred Stock will have the rights, preferences and privileges set forth in the Series B-2 Certificate of Designations. The Series C Preferred Stock will have the rights, preferences and privileges set forth in the Series C Certificate of Designations. The A-1 Warrants, A-2 Warrants and the B-1 Warrants and B-2 Warrants (collectively, the "Warrants") will have the respective rights, preferences and privileges set forth in the forms of Warrants attached hereto as EXHIBIT E, except with respect to the A-2 Warrants and the B-2 Warrants for the substantive differences set forth in EXHIBIT F. The Common Stock and Series C Preferred Stock that may be purchased upon exercise of the Warrants is sometimes referred to herein as the "Warrant Shares", and the Shares and the Warrants are sometimes referred to herein collectively as the "Securities".

     SECTION 2.2. AGREEMENT TO SELL AND TO PURCHASE; PURCHASE PRICE. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept from the Company, such number of Shares and Warrants as is set forth opposite such Purchaser's name on SCHEDULE I hereto (the "Issuance"), for a purchase price, payable by wire transfer of immediately available funds to a bank account or bank accounts designated by the Company described in Section 2.3(a)(i), equal to $1,000 per Share (the "Purchase Price"). The Company shall deliver to the Purchasers the transaction fees payable pursuant to Section 2.3(c) hereof.

     SECTION 2.3. CLOSING. The closing of the Issuance (the "Closing") shall take place on a date to be specified by the Company and the Purchasers, which shall be no later than the later of (A) the 2nd Business Day after the date as of which all of the conditions set forth in Article VII hereof shall have been satisfied as to the purchase by the Purchasers (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof) and (B) 20
Business Days after the date hereof or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of Kelley Drye & Warren LLP, located at 101 Park Avenue, New York, New York 10178 or at such other place as the parties hereto shall agree in writing.

          At the Closing:

          (a) Each Purchaser shall deliver:

          (i) against delivery of (A) a certificate or certificates representing the Shares and (B) the applicable Warrants, in each case being purchased by such Purchaser pursuant to Section 2.2, an amount equal to the Purchase Price of such Securities via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the Closing Date; and

          (ii) a copy of the Registration Rights Agreement executed by such Purchaser.

          (b) The Company shall deliver to each Purchaser:

          (i) against payment of the Purchase Price therefor, a certificate or certificates representing the Shares and (B) the applicable Warrants being purchased by such Purchaser pursuant to Section 2.2, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee in such denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date;

          (ii) an opinion of Kelley Drye & Warren LLP, counsel to the Company, dated the Closing Date, covering such matters as are customarily covered by such opinions, in form and substance reasonably acceptable to the Purchasers;

          (iii) an  officer's  certificate  of the  Company as  contemplated  by
     Section 7.2(f);

          (iv) a certificate of the secretary of the Company covering such matters as are customarily covered by such certificates, in form and substance reasonably acceptable to the Purchasers;

          (v) a long-form good standing certificate of the Company issued by the Secretary of State of the State of Delaware;

          (vi) a copy of the Registration Rights Agreement executed by the Company; and

          (vii) a copy of the Amendment to Rights Plan, executed by the Company and the Rights Agent.

          (c) The Company shall deliver to each Purchaser (or its designee) a transaction fee equal to 3% of the Purchase Price of the Securities purchased by such Purchaser, in immediately available funds by wire transfer to an account designated by such Purchaser at least two Business Days prior to the Closing Date.

          (d) The Company shall deliver to each of the HMTF Funds letters in the form attached hereto as EXHIBIT G and EXHIBIT H, executed by the Company (the "Management Rights Agreements") and shall deliver to Chase Equity Associates, LLC a letter in the form attached hereto as EXHIBIT I, executed by the Company (the "Regulation Y Agreement").

                                  ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

     SECTION 3.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own its properties and to conduct its business as now being conducted and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Purchaser true and complete copies of the Company's Certificate of Incorporation, as amended to date, and By-laws, as in effect on the date hereof.

     SECTION 3.2. ORGANIZATION AND STANDING OF SUBSIDIARIES. Each Subsidiary of the Company is listed on EXHIBIT F hereto (each a "Viatel Subsidiary" and, collectively, the "Viatel Subsidiaries") and, if applicable to such country, each of the Viatel Subsidiaries operating in such country has been duly incorporated or otherwise organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and corporate authority to own its properties and to conduct its business as now being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the outstanding shares of Capital Stock of each such Viatel Subsidiary have been validly issued and are fully paid and non-assessable and, except as provided on SCHEDULE 3.2(a) hereof, are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever. The Company does not own any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity except as provided on SCHEDULE 3.2(b) hereof.

     SECTION 3.3. CAPITAL STOCK. (a) As of the date of this Agreement, the authorized Capital Stock of the Company consists solely of (i) 150,000,000 shares of Common Stock, of which 47,814,701 shares were issued and outstanding as of the close of business on January 31, 2000 and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which, prior to the issuance of the Shares on the Closing Date as contemplated by this Agreement, (a) 1,000 shares have been designated as Series A Junior

Participating Preferred Stock of which no shares are issued and outstanding, (b) 325,000 shares which have been reserved for the Series B-1 Preferred Stock, no shares of which are issued or outstanding, (c) 162,500 shares which have been reserved for the Series B-2 Preferred Stock, no shares of which are issued or outstanding and (d) 162,500 shares which have been reserved for the Series C Preferred Stock, no shares of which are issued or outstanding. On the Closing Date, the Series B-1 Preferred Stock will represent 5.71% (giving effect to the Warrants) of the Company's Common Stock, on a fully-diluted basis, respectively. On the Closing Date, the Series B-2 Preferred Stock will represent 5.71% (giving effect to the Warrants) of the Company's Common Stock, on a fully-diluted basis, respectively. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing, including without limitation the Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (b) Except as set forth on SCHEDULE 3.3, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Viatel Subsidiary, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Viatel Subsidiary, (iii) no rights, contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any Viatel Subsidiary to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, Capital Stock of the Company, or (B) pay any dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, Capital Stock of the Company, (iv) no agreements or arrangements under which the Company or any Viatel Subsidiary is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder) and except as set forth in SCHEDULE 3.3(a), and (v) no restrictions upon, or Contracts or understandings of the Company or any Viatel Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Viatel Subsidiary. SCHEDULE 3.3(a) includes complete and accurate copies of all stock option or stock purchase plans, including, without limitation, a list specifying the total number of outstanding options, warrants or other rights to acquire shares of the Company's Common Stock and a general description of the material terms of such outstanding options, warrants or other rights. Except as set forth on SCHEDULE 3.3(a), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Certificates of Designation or the Warrants. Except as set forth on SCHEDULE 3.3(a), no party has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company's securities. Except as set forth on
SCHEDULE 3.3(a), there are no provisions of the Certificate of Incorporation or the By-laws of the Company, no agreements to which the Company is a party and no agreements by which the Company or any Viatel Subsidiary are bound, that would
(a) adversely affect the Company's or the Purchasers' right or ability to execute this Agreement or consummate the Transactions, (b) require the vote of the holders of more than a majority of the shares of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under the DGCL, or (c) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company.

          (c) The Conversion Shares have been duly authorized and adequately reserved in contemplation of the conversion of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock and, when issued and delivered in accordance with the terms of their respective Certificate of Designations, as applicable, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (d) The Warrant Shares have been duly authorized and a sufficient number of shares of authorized but unissued Common Stock and Series C Preferred Stock have been adequately reserved for issuance in contemplation of the exercise of the Warrants, and upon such issuance in accordance with the terms of the Warrants, all such Warrant Shares will have been validly issued and will be fully paid and non-assessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of Applicable Law.

     SECTION 3.4. AUTHORIZATION; ENFORCEABILITY. The Company has the power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Transactions. No other corporate or stockholder proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company.

     SECTION 3.5. NO VIOLATION; CONSENTS. (a) The execution, delivery and performance by the Company of each of the Equity Documents and the consummation by the Company of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 3.5(a), the execution, delivery and performance by the Company of each of the Equity Documents and the consummation of the Transactions
(i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any Viatel Subsidiary is a party or by which the Company or any Viatel Subsidiary is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) will not conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company currently in effect or in effect as of the Closing.

          (b) Except for (i) the filings by the Company and the Viatel Subsidiaries, if any, required by the HSR Act, (ii) applicable filings, if any, required by applicable federal and state securities laws and (iii) filing of the Certificates of Designation with the Secretary of State of the State of Delaware, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or any Viatel Subsidiary for the execution, delivery and performance of this Agreement or the consummation by the Company or any Viatel Subsidiary of the Issuance, or for the execution, delivery and performance by the Company of the other Equity Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Viatel Subsidiaries to consummate the Transactions.

     SECTION 3.6. COMMISSION FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Viatel Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof or as set forth on SCHEDULE 3.6(b), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

     SECTION 3.7. PRIVATE OFFERING. Based, in part, on the Purchasers' representations in Section 4.2, the offer and sale of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act or any applicable blue-sky laws, the integration of such offering with the offering and sale of the Securities), which would subject the Issuance to the registration provisions of the Securities Act.

     SECTION 3.8. PROVIDED INFORMATION. To the knowledge of the Company, all written information (excluding information of a general economic nature and financial projections) concerning the Company and the Transactions (the "Information") that has been or will be prepared by or on behalf of the Company or any of the Company's authorized representatives and that has been made or will be made available to the Purchasers or any of their authorized representatives in connection with the Issuance, when taken as a whole, was or will be, at the time made available, correct in all material respects and did not or will not, at the time made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company and the Issuance (the "Projections") that have been prepared by or on behalf of the Company or any of the Company's authorized representatives and that have been or will be made available to the Purchasers or any of their authorized representatives in connection with the Issuance have been, and at the time made available will be, reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and the individual business segments thereof.

     SECTION 3.9. MATERIAL ADVERSE CHANGE. Except as disclosed in the Commission Filings, since September 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or could have reasonably been expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

     SECTION 3.10. LITIGATION. There are not any (a) outstanding judgments against or affecting the Company or any of the Viatel Subsidiaries, (b) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Viatel Subsidiaries or (c) investigations by any Governmental Authority that are to the knowledge of the Company, pending or threatened that (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the Issuance or (ii) if resolved adversely to the Company or any Viatel Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.11. PERMITS AND LICENSES. The Company and the Viatel Subsidiaries have all necessary permits, licenses, franchises and authorizations required for the Company and the Viatel Subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect.

     SECTION 3.12.  INTELLECTUAL  PROPERTY,  ETC Except as disclosed in SCHEDULE
3.12 or in any Commission Filings filed prior to the date hereof, the Company and the Viatel Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined below). Except as disclosed in SCHEDULE 3.12 or in any Commission Filings filed prior to the date hereof, the Company and the Viatel Subsidiaries (i) have not defaulted in any material respect under any license to use any Company

Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            For purposes of this Agreement, "Company Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are individually or in the aggregate material to the conduct of the business of the Company and the Viatel Subsidiaries, taken as a whole.

     SECTION 3.13. BROKERS' AND OTHER FEES. Except as disclosed on SCHEDULE 3.13, neither the Company nor any Viatel Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     SECTION 3.14. COMPLIANCE. Except as disclosed on SCHEDULE 3.14, the Company and the Viatel Subsidiaries are in compliance with all applicable foreign, federal, state, and local laws, rules, and regulations except where failure to be in material compliance would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15. CERTAIN CONTRACTS. Except as disclosed in SCHEDULE 3.15, all material contracts to which the Company or any Viatel Subsidiary is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company's Form 10-K or the Company's Form 10-Q, have been so filed or incorporated by reference. All material contracts to which the Company or any of the Viatel Subsidiaries is a party or may be bound that have been entered into as of the date hereof and will be required by Item 610(b)(10) of Regulation S-K to be filed or incorporated by reference into the Company's Annual Report on Form 10-K for the period ending December 31, 1999, or Quarterly Report on Form 10-Q for the period ending March 31, 2000, but that have not previously been filed or incorporated by reference into any Company reports, are set forth on SCHEDULE 3.15. All contracts, licenses, consents, royalty, or other agreements that are material to the Company and the Viatel Subsidiaries, taken as a whole, to which the Company or any of the Viatel Subsidiaries is a party are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, neither the Company nor any of the Viatel Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse or time, or both, would constitute a default under the provisions of any contract, except for defaults that would not, individually and in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.16. STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the terms of this Agreement and the Transactions and such approval constitutes approval of this Agreement and the Transactions contemplated under the provisions of Section 203(a)(1) of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the Transactions.

     SECTION 3.17. RIGHTS AGREEMENT. The Rights Agreement, dated as of December 6, 1999, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"), will be amended as of the date hereof (i) to render the Rights Agreement inapplicable to the Equity Documents and the Transactions, and
(ii) to ensure that (y) neither the HMTF Purchasers nor the Chase Purchasers will become an Acquiring Person (as each such term is defined in the Rights Agreement) and (z) a Distribution Date, a Shares Acquisition Date, or a Flip-In Event (as each such term is defined in the Rights Agreement) shall not occur, in the case of clause (y) or clause (z), solely by reason of the execution of the Equity Documents or the consummation of the Transactions (including, but not limited to, the issuance of Conversion Shares and the issuance of Warrant Shares).

     SECTION 3.18. TITLE TO PROPERTIES. The Company and any of the Viatel Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and any of the Viatel Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are reflected in the Company's financial statements or are described in SCHEDULE 3.18; (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Viatel Subsidiaries; or (iii) such as do not have a Material Adverse Effect on the Company and the Viatel Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and Subsidiaries are held by them under valid, binding and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Viatel Subsidiaries, in each case except as described in or contemplated by SCHEDULE 3.18.

     SECTION 3.19. SIDE AGREEMENTS. As between the Company and each Purchaser and Purchaser Affiliate, no contracts, agreements or understandings exist prior to the Closing Date to which each Purchaser is not a party that grant any Purchaser any right other than the rights specifically granted to such Purchaser by this Agreement and the other Equity Documents with respect to the Transactions.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

            Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

     SECTION 4.1. ORGANIZATION; AUTHORIZATION; ENFORCEABILITY. Such Purchaser is duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and to conduct its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power and authority to execute, deliver and perform its obligations under each of the Equity Documents to which it is a party and has taken all action necessary to authorize the execution, delivery and performance by it of such Equity Documents and to consummate the Issuance. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and consummation. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and delivered by such Purchaser at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser.

     SECTION 4.2. PRIVATE PLACEMENT. (a) Such Purchaser understands that (i) the offering and sale of the Securities have not been registered by the Company and are intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and (ii) there is no existing public or other market for the Securities.

          (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.

          (c) Except as otherwise set forth herein, such Purchaser is acquiring the Securities to be acquired hereunder (and will acquire the Conversion Shares and Warrant Shares) for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the public resale or distribution thereof in violation of any securities law.

          (d) Such Purchaser understands that the Securities will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          (e) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access,
(C) can bear the economic risk of (x) an investment in the Securities indefinitely and (y) a total loss in respect of such investment, and (D) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities and to protect its own interest in connection with such investment.

     SECTION 4.3. NO VIOLATION; CONSENTS. (a) The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions do not and will not contravene any Applicable Law, except for such contraventions as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement. The execution, delivery and performance by such Purchaser of each of the Equity Documents to which it is a party and the consummation of the Transactions contemplated therein (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Purchaser, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Purchaser.

          (b) Except for (i) the filings by the Purchaser, if any, required by the HSR Act, and (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Equity Documents to which it is a party or the consummation of any of the transactions contemplated therein, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

     SECTION 4.4. NO LITIGATION. There are not any (a) outstanding judgments against or affecting the Purchaser or any of its subsidiaries, (b) proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of the Purchaser, pending or threatened against or affecting the Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

     SECTION 4.5. AFFILIATES. Chase Equity Associates, LLC hereby represents and warrants to the Company that each of its Affiliates to whom any Security is transferred has agreed or will have agreed prior to such transfer in writing to be bound by each Equity Document automatically and without any further action (effective upon the transfer of any such Security) to the extent that such agreement to be bound is required by the terms of any Equity Document. The Company acknowledges that such agreement satisfies in full any requirement to provide notice of such transfer or obtain a Permitted Transferee Agreement with respect thereto.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     SECTION 5.1. OPERATION OF BUSINESS. From the date hereof until the Closing Date, the Company shall, and shall cause each of the Viatel Subsidiaries to:

          (i) operate its business in all material respects in the ordinary course and in compliance with Applicable Laws;

          (ii) not adopt any amendment to its charter or by-laws or comparable organizational document (except with respect to the Viatel Subsidiaries, as may be required to facilitate the integration of any Subsidiaries of Destia Communications Inc., a wholly-owned subsidiary of the Company);

          (iii) not split, combine or reclassify any shares of the Company's Capital Stock;

          (iv) not declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Capital Stock or increase the number of shares of Common Stock subject to the Company's stock incentive and option plan;

          (v) not take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in Article III becoming untrue or (B) any of the conditions to the obligations of Purchaser set forth in Section 7.2 not being satisfied or (C) the triggering of any of the anti-dilution adjustments contained in the respective Certificate of Designation for the Series B Preferred Shares or the Warrants (had such Certificate of Designation or Warrant been in effect); or

          (vi) enter into any agreement or commitment to do any of the foregoing.

     SECTION 5.2. HMTF DIRECTOR. The Company shall cause to be elected to the Company's Board of Directors one person designated by the holders of a majority of the then outstanding HMTF Shares (the "HMTF Director"), for so long as members of the HMTF Group own any combination of HMTF Issued Series B Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series B Preferred Shares that, taken together, would represent, if all HMTF Issued Series B Preferred Shares were converted, an amount of Common Stock equal to the number of shares of Common Stock issuable upon conversion of 50% or more of the shares of HMTF Issued Series B Preferred Shares; provided, however, that the right to designate the HMTF Director under this Section 5.2 shall be suspended at any time that members of the HMTF Group have the right to elect a person to the Board of Directors under the terms of the Series B-1 Preferred Stock set forth in the Series B-1 Certificate of Designation. In the event the holders of a majority of the then-outstanding HMTF Shares are entitled under this Section 5.2 to designate the HMTF Director for election to the Company's Board of Directors and elect to have the Board of Directors appoint the HMTF Director, they shall so notify the Company in writing and the Company shall (a) increase the size of the Board of Directors by one and fill the vacancy created thereby by electing the HMTF Director and (b) in connection with the meeting of stockholders of the Company next following such election, nominate such HMTF Director for election as director by the stockholders and use its commercially reasonable efforts to cause the HMTF Director to be so elected. If the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate the HMTF Director for election to the Company's Board of Directors and a vacancy shall exist in the office of a HMTF Director, the holders of a majority of the then-outstanding HMTF Shares shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its commercially reasonable efforts to cause the successor to be elected.

     SECTION 5.3. ACCESS TO BOOKS AND RECORDS. The Company shall afford to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all its properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to each of the Purchasers (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers. The Company shall supplement the Information and Projections from time to time until the Closing Date so that the representations and warranties in Section 3.8 shall remain correct, but no such supplement shall be given effect for purposes of determining whether the Company has breached any representations or warranties for purposes of Section 7.2 and Section 8.1.

     SECTION 5.4. AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Company shall (a) subject to the satisfaction of the conditions set forth in Section 7.1, execute and deliver the Equity Documents and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the Purchasers in order to consummate or implement the Issuance in accordance with the terms of this Agreement.

     SECTION 5.5. COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. The Company shall use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Issuance in accordance with the terms of this Agreement.

     SECTION 5.6. HSR ACT NOTIFICATION. To the extent required by the HSR Act, the Company shall, to the extent it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

     SECTION 5.7. CONSENTS AND APPROVALS. The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Issuance and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with the Issuance (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Company and the Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

     SECTION 5.8. RESERVATION OF SHARES. For so long as any shares of Series B Preferred Stock or any shares of Series C Preferred Stock or any Warrants are outstanding, the Company shall keep reserved for issuance a sufficient number of Conversion Shares and shares of Series B Preferred Stock to satisfy its conversion obligations under the Certificates of Designations and enough Warrant Shares to satisfy its obligations upon exercise of the Warrants. If any shares of Common Stock, shares of Series B Preferred Stock or shares of Series C Preferred Stock reserved for the purpose of issuance upon conversion of the Shares or upon exercise of the Warrants require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, then the Company shall secure such registration or approval, as the case may be, and maintain such registration or approval in effect for so long as so required.

     SECTION 5.9. USE OF PROCEEDS. The Company shall use the proceeds from the Issuance to buildout its telecommunications network, fund new initiatives and for general corporate purposes.

     SECTION 5.10. FILING OF CERTIFICATE OF DESIGNATION. Prior to the Issuance, the Company shall file the Certificates of Designation with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL.

     SECTION 5.11. LISTING OF SHARES. The Company shall use all commercially reasonable efforts to cause the Conversion Shares and the Warrant Shares to be listed or otherwise eligible for trading on the Nasdaq National Market System or other national securities exchange.

     SECTION 5.12. PERIODIC INFORMATION. For so long as the Shares, any Conversion Shares or any Warrant Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Shares, the Conversion Shares and the Warrant Shares and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

     SECTION 5.13. LEGENDS. So long as applicable, each certificate representing any portion of the Shares, Conversion Shares or Warrant Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

After the above requirement for a legend is no longer applicable because the Shares, Conversion Shares or Warrant Shares are freely transferable under the Securities Act, the Company shall remove such legend upon request from a holder of such shares, if outside counsel for such holder reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASERS

SECTION 6.1. AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. Each Purchaser shall (a) subject to the satisfaction of the conditions set forth in Section 7.2, execute and deliver each of the Equity Documents to which it is a party and such other documents, certificates, agreements and other writings and (b) take such other actions as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement the Issuance to such Purchaser in accordance with the terms of this Agreement.

     SECTION 6.2. COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. Each Purchaser will use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Issuance to such Purchaser in accordance with the terms of this Agreement.

     SECTION 6.3. HSR ACT NOTIFICATION. To the extent required by the HSR Act, each Purchaser shall, if it has not already done so, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

     SECTION 6.4. CONSENTS AND APPROVALS. Each Purchaser (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities other than as expressly set forth in Section 6.3 regarding the HSR Act, and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Issuance to such Purchaser and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

     SECTION 6.5. RESTRICTIONS ON TRANSFER. No Purchaser shall sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the Securities (any such disposition, a "Securities Transfer"), other than (a) to a Permitted Transferee of such Purchaser that has agreed in writing (each, a "Permitted Transferee Agreement") to be bound by the terms and provisions of this Section 6.5 to the same extent that the transferring Purchaser would be bound if it beneficially owned the Securities transferred to such Permitted Transferee or (b)(i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or
(iii) pursuant to a registration statement. Each Purchaser shall promptly notify the Company of any Securities Transfer to a Permitted Transferee of such Purchaser, which notification shall include a Permitted Transferee Agreement executed by each Permitted Transferee of such Purchaser to whom any Securities have been transferred.

                                  ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 7.1. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company with respect to a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of such Purchaser contained in this Agreement (i) shall have been true and correct when made and (ii) shall be
(A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect, as though made on and as of the Closing Date.

          (b) Such Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser at or prior to the Closing Date.

          (c) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

     SECTION 7.2. CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligations of a Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be
(A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

          (c) The Company shall have entered into the Registration Rights Agreement.

          (d) The Company shall have filed each of the Certificates of Designations with the Secretary of State of the State of Delaware.

          (e) Any applicable waiting period under the HSR Act with respect to the purchase by such Purchaser shall have expired or been terminated.

          (f) The Company shall have delivered to such Purchaser a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph
(a) through (e) of this Section 7.2 has been satisfied.

          (g) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          (h) Such Purchaser shall have received an opinion of Kelley Drye & Warren LLP, counsel to the Company, dated the Closing Date, and addressed to such Purchaser, in the form and substance reasonably acceptable to the Purchaser.

          (i) Such Purchaser shall have received certificates representing the Securities purchased by such Purchaser concurrently with the Company's receipt of the Purchase Price for such Securities.

          (j) With respect to the HMTF Purchaser, the Company shall have delivered to the HMTF Purchaser the Management Rights Agreements executed by the Company and addressed to the HMTF Funds; and with respect to Chase Equity
Associates, LLC only, the Company shall have delivered to Chase Equity Associates, LLC the Regulation Y Agreement.

          (k) there shall not have occurred (i) any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Company and the Viatel Subsidiaries taken as a whole or (y) on the ability of the Company and the Viatel Subsidiaries to perform on a timely basis any material obligation under the Equity Documents or to consummate the Issuance contemplated hereby; or
(ii) any material disruption of or material adverse change in financial, banking or capital market conditions that would reasonably be expected to materially impair the Company's ability to obtain financing on reasonable terms.

          (l) the Amendment to Rights Agreement shall be in full force and effect.

          (m)  Each  other  Purchaser   shall  have   consummated  or  shall  be
simultaneously consummating the purchase of the Securities set forth opposite such Purchaser's name on Schedule I.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1. INDEMNIFICATION. (a) All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for 18 months (except (i) covenants and agreements that are required to be performed after the Closing Date and (ii) the last sentence of Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 4.1, which shall survive indefinitely). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation, warranty, covenant or agreement, such claims shall survive until the date they are finally adjudicated or otherwise resolved. Nothing contained herein shall preclude any breach of contract claim by any Purchaser with respect to any misrepresentation or breach of warranty, covenant or agreement, and this Section 8.1 shall not provide the exclusive remedy with respect thereto.

          (b) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser Affiliate (each an "indemnified person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or which any indemnified person may incur based upon, arising out of, or in connection with (i) a breach of any representation, warranty or covenant of this Agreement by the Company or (ii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than the Company relating to the Issuance, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided the maximum amount indemnifiable to each Purchaser (and its successors or assigns) under clause (i) shall not exceed the purchase price of the Securities purchased by such Purchaser.

          (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that the Company (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

          (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and (iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

          (e) The Company and the Purchasers agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination (which shall include the form 870-AD or successor form) with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this 8.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

     SECTION 8.2. NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

            To the Company:

                  Viatel, Inc.
                  685 Third Avenue
                  24th Floor
                  New York, NY  10017
                  Attn: James P. Prenetta, Jr.
                        Vice President and General Counsel
                  Telephone:  (212) 350-9200
                  Fax:  (212) 350-9245

            with a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attn:  Salvatore J. Vitiello, Esq.
                  Telephone:  (212) 808-7800
                  Fax:  (212) 808-7897

            To the Purchasers:

            (as to matters relating to the HMTF Purchasers)

            To the appropriate member of the HMTF Group

                  c/o Hicks, Muse, Tate & Furst Limited
                  Queensberry House
                  9-9 Old Burlington Street
                  London, UK  W1X lLA
                  Attention:  Lyndon Lea
                  Telephone:  44 20 7494 8300
                  Fax:  44 20 7494 8383

            with a copy to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Attn:  Lawrence D. Stuart
                  Telephone:  (214) 740-7300
                  Fax:  (214) 720-7888

            and to:

                  Vinson & Elkins, L.L.P.
                  1325 Avenue of the Americas, 17th Floor
                  New York, NY 10019
                  Attn:  Eric S. Shube, Esq.
                  Telephone:  (917) 206-8005
                  Fax:  (917) 206-8100

            (as to matters relating to the Chase Purchasers)

                  Chase Capital Partners
                  125 London Wall
                  Level 13
                  London, England  EC 2Y 5AJ
                  Attn.: Jonathan Meggs
                         Thomas Corrin
                  Telephone:  44-171-777-3364
                  Fax:  44-171-777-4731

            with a copy to:

                  Chase Capital Partners
                  380 Madison Avenue
                  New York, NY  10017
                  Attn:  Jeff Logan
                  Telephone:  (212) 622-3722
                  Fax:  (212) 622-3950
            with a copy to:

                  O'Sullivan, Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attn:  William B. Kuesel, Esq.
                  Telephone:  (212) 408-2440
                  Fax:  (212) 408-2420

     SECTION 8.3. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 8.4. TERMINATION. (a) This Agreement may be terminated as between the Company and any Purchaser (i) at any time prior to the Closing Date by mutual written agreement of the Company and such Purchaser, (ii) if the Closing shall not have occurred on or prior to March 31, 2000, by either the Company or such Purchaser, at any time after March 31, 2000, provided that the right to terminate this Agreement under this Section 8.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, by either the Company or such Purchaser, (iv) if either the Company or such Purchaser shall have breached any of its material obligations under this Agreement, by the non-breaching party, or (v) if an event, circumstance, condition, fact, effect or other matter described in
Section 7.2(k) shall have occurred, by such Purchaser. Any party desiring to terminate this Agreement pursuant to clauses 8.4(a)(ii), (iii), (iv) or (v) shall promptly give notice of such termination to the other party.

          (b) If this Agreement is terminated as between the Company and a Purchaser, as permitted by Section 8.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses (excluding consequential damages) incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.2, 8.3, this Section 8.4, Sections 8.5, 8.8, 8.10, 8.11, 8.12, 8.13, 8.14,
8.16,  8.17,  8.18 and 8.20 shall  survive any  termination  hereof  pursuant to
Section 8.4(a).

     SECTION 8.5. ENTIRE AGREEMENT. As between the Company and each Purchaser this Agreement and the Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     SECTION 8.6. MODIFICATIONS AND AMENDMENTS. No amendment, modification or termination of this Agreement as between the Company and a Purchaser shall be binding unless executed in writing by the Company and such Purchaser intending to be bound thereby. With respect to any amendment or modification of this Agreement prior to Closing, consent of all signatories hereto shall be required in order to amend or modify this Agreement.

     SECTION 8.7. WAIVERS AND EXTENSIONS. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     SECTION 8.8. TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

     SECTION 8.9. EXHIBITS AND SCHEDULES. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

     SECTION 8.10. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; PROVIDED, HOWEVER, that (a) the Company shall pay the filing fees payable in respect of any HSR filing, and (b) if this Agreement is terminated with respect to any Purchaser for any reason other than a breach by the Purchaser that would permit the Company to terminate this Agreement pursuant to Section 8.4(a)(iv) and other than a failure to be satisfied of the condition set forth in Section 7.2(k)(ii), then (without limiting any party's right to recover damages pursuant to Section 8.4(b)) the Company shall reimburse such Purchaser for such Purchaser's reasonable out-of-pocket costs and expenses incurred in connection with this Agreement.

     SECTION 8.11. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. All public announcements or disclosures relating to the Issuance or this Agreement shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent such disclosure is, based on the advice of counsel, required by law or by regulation of any applicable national stock exchange or Commission recognized trading market; provided that (a) any such required disclosure shall only be made, to the extent consistent with Applicable Law and regulation of any applicable national stock exchange or Commission recognized trading market, after consultation with each Purchaser and (b) no such announcement or disclosure (except as required by law or by regulation of any applicable national stock exchange or Commission recognized trading market) shall identify any Purchaser without such Purchaser's prior consent.

     SECTION 8.12. ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, and may not assigned or delegated by any Purchaser without the Company's prior written consent except that each Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of the Purchasers, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 5.2, Section 8.1, this Section 8.12 or Section 8.20.

     SECTION 8.13. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 8.14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 8.15. FURTHER ASSURANCES. As between the Company and a Purchaser, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Securities to be purchased by it hereunder.

     SECTION 8.16. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

     SECTION 8.17. SEVERAL LIABILITY OF THE PURCHASERS. Nothing in this Agreement (including, without limitation, Article VI) shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser, including any breach of this Agreement by any such other Purchaser.

     SECTION 8.18. NO DUTY TO OTHER PURCHASERS. Each Purchaser confirms with each other Purchaser that such Purchaser has conducted its own due diligence in connection with its investment in the Securities and the other Purchasers may therefore have information different from, or additional to, the information possessed by such Purchaser. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability the Company may have to any Purchaser under this Agreement or otherwise.

     SECTION 8.19. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and a Purchaser any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and a Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable as between the Company and a Purchaser law, each party waives any objection to the imposition of such relief.

     SECTION 8.20. NO PURCHASER AFFILIATE LIABILITY. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than Purchaser) shall be liable for or in respect of this Agreement with the transactions contemplated hereby.

            [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  VIATEL, INC.


                                       By   /s/ Michael J. Mahoney
                                         ---------------------------------------
                                          Name:  Michael J. Mahoney
                                          Title: Chairman and Chief
                                                 Executive Officer


HMTF EUROPE ACQUISITION CORP.

By:  /s/ David W. Knickel
   -----------------------------
   Name:  David W. Knickel
   Title: Vice President


CHASE EQUITY ASSOCIATES, LLC,

BY:   CHASE CAPITAL PARTNERS,
      as Manager

By:  /s/ Arnold Chavkin
   -----------------------------
   Name: Arnold Chavkin
   Title: General Partner












                [Signature Page to Securities Purchase Agreement]

                                   SCHEDULE I

                    Number of      Number of
                    Shares         Shares
                    of Series B-1  of Series B-2  Number of  Number of  Number of  Number of
                    Preferred      Preferred      A-1        A-2        B-1        B-2
PURCHASER           Stock          Stock          Warrants   Warrants   Warrants   Warrants
---------           -------------  -------------  --------   --------   ---------  ---------
HMTF Europe
Acquisition Corp.     162,500              0      376,558          0    376,558          0

Chase Equity
Associates, LLC             0        162,500            0      3,766          0      3,766


                                                                       EXHIBIT A



                      FORM OF REGISTRATION RIGHTS AGREEMENT


            This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of _____________ ___, 2000 by and among Viatel, Inc. a Delaware corporation (the "Company"), and the security holders listed on Schedule I to this Agreement.

            WHEREAS, the Company and the Initial Holders (as herein defined) (or certain Affiliates of the Initial Holders) entered into a Securities Purchase Agreement dated _____________ ___, 2000 (the "Securities Purchase Agreement");

            WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Securities Purchase Agreement that the parties hereto execute and deliver this Agreement;

            NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION  1.1.  DEFINITIONS.   Terms  defined  in  the  Securities  Purchase
Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

            "Chase Holders" means the Initial Chase Holders and any direct or indirect transferee of any Registrable Securities held by the Initial Chase Holders.

            "Commission" means the Securities and Exchange Commission.

            "Demand Registration" means a registration under the Securities Act requested in accordance with Section 2.01.

            "HMTF Holders" means the Initial HMTF Holders and any direct or indirect transferee of any Registrable Securities held by the Initial HMTF Holders.

            "Holders" means the collective reference to the HMTF Holders and the Chase Holders.

            "Initial Chase Holders" means Chase Equity Associates, LLC, a limited liability company organized under the laws of the State of Delaware, or any of its Affiliates.

            "Initial HMTF Holders" means HMTF Bridge Viatel, LLC, HMEU Viatel I-EQ Coinvestors, LLC, HMEU Viatel I-SBS Coinvestors, LLC, HM Viatel PG Europe, LLC, HMEU Viatel Qualified Fund, LLC, and HMEU Viatel Private Fund, LLC.

            "Initial Holders" means the Initial HMTF Holders and the Initial Chase Holders.

            "Piggyback Registration" has the meaning set forth in Section 2.02.

            "Registrable Common Stock" means the shares of Common Stock issued upon conversion of the Registrable Series B-1 Preferred Stock or the Registrable Series C Preferred Stock or upon exercise of the Warrants, plus any additional shares of Common Stock issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Common Stock.

            "Registrable Securities" means (a) the Registrable Series B Preferred Stock, (b) the Registrable Series C Preferred Stock, (c) the Registrable Common Stock and (d) any securities of the Company or any successor entity into which Registrable Common Stock, Registrable Series B Preferred Stock or Registrable Series C Preferred Stock may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement,
(ii) such securities shall have been transferred pursuant to Rule 144, (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

            "Registrable   Series  B  Preferred   Stock"  means  the  collective
reference to the Registrable Series B-1 Preferred Stock and Registrable Series B-2 Preferred Stock.

            "Registrable Series B-1 Preferred Stock" means the Series B-1 Preferred Stock issued pursuant to the Securities Purchase Agreement, plus any additional shares of Series B-1 Preferred Stock, if any, issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Series B-1 Preferred Stock or the conversion of any shares of Series B-2 Preferred Stock.

            "Registrable Series B-2 Preferred Stock" means the Series B-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, plus any additional shares of Series B-2 Preferred Stock, if any, issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Series B-2 Preferred Stock or the conversion of any shares of Series B-1 Preferred Stock.

            "Registrable Series C Preferred Stock" means the shares of Series C Preferred Stock, if any, issued upon conversion of the Registrable Series B-2 Preferred Stock or exercise of the Warrants, plus any additional shares of Series C Preferred Stock, if any, issued in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Series C Preferred Stock or the conversion of any shares of Series B Preferred Stock or Common Stock.

            "Registration Expenses" has the meaning set forth in Section 3.02.

            "Requesting   Holders"   means  the  Holders   requesting  a  Demand
Registration,  and shall include parties deemed "Requesting Holders" pursuant to
Section 2.01(a)(iv) or Section 2.01(a)(v), as applicable.

            "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

            "Rule 415" means Rule 415 (or any successor rule of similar effect) promulgated under the Securities Act.

            "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

            "Series B Preferred Stock" means the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, par value $0.01 per share.

            "Series B-1 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-1, par value $0.01 per share.

            "Series B-2 Preferred Stock" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, par value $0.01 per share.

            "Series C Preferred Stock" means the Company's Series C Preferred Stock, par value $0.01 per share.

            "Shelf Registration" has the meaning set forth in Section 2.03(a).

            "Underwriter"   means  a  securities   dealer  who   purchases   any
Registrable   Securities   as  principal  and  not  as  part  of  such  dealer's
market-making activities.

            "Warrants" means the A-1 Warrants, the A-2 Warrants, the B-1 Warrants and the B-2 Warrants (each as defined in the Securities Purchase Agreement) to purchase Common Stock.

     SECTION 1.2. INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to the Securities Purchase Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1. DEMAND REGISTRATION. II.1.1(a) Holders of a majority of the Registrable Securities held by the HMTF Holders may make up to two written requests for a Demand Registration of all or any part of the Registrable Securities held by such HMTF Holders; PROVIDED, that (A) each such Demand Registration by the HMTF Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000, and (B) the HMTF Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, either the HMTF Holders had requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)), or the HMTF Holders were given the opportunity to participate in a Piggyback Registration in accordance with Section 2.02 and either (1) failed to notify the Company of a desire to participate in such Piggyback Registration or (2) notified the Company of a desire to participate in such Piggyback Registration and were able to sell in such Piggyback Registration at least 80% of the Registrable Securities requested by the HMTF Holders to be included in such Piggyback Registration.

            (ii) Holders of a majority of the Registrable Securities held by the Chase Holders may make up to two written requests for a Demand Registration of all or any part of the Registrable Securities held by such Chase Holders; PROVIDED, that (A) each such Demand Registration by the Chase Holders must be in respect of Registrable Securities with a fair market value of at least $50,000,000, and (B) the Chase Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, either the Chase Holders had requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)), or the Chase Holders were given the opportunity to participate in a Piggyback Registration in accordance with
Section 2.02 and either (1) failed to notify the Company of a desire to participate in such Piggyback Registration or (2) notified the Company of a desire to participate in such Piggyback Registration and were able to sell in such Piggyback Registration at least 80% of the Registrable Securities requested by the Chase Holders to be included in such Piggyback Registration.

            (iii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Requesting Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, PROVIDED that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.01(b), such Demand Registration shall be deemed to have been effected (PROVIDED, that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders, (ii) if the Company withdraws the Demand Registration for any reason, or (iii) if, after the Demand
Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

            (iv) Upon receipt of any request for a Demand Registration by holders of a majority of the Registrable Securities held by the HMTF Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other HMTF Holders, and all such HMTF Holders shall have the right, exercisable by written notice to the Company within fifteen (15) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such HMTF Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01.

            (v) Upon receipt of any request for a Demand Registration by holders of a majority of the Registrable Securities held by the Chase Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Chase Holders and all such Holders shall have the right, exercisable by written notice to the Company within fifteen (15) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01.

            (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the HMTF Holders or the Chase Holders, as the case may be, may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration.

            (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.01, subject to the Company's approval, which approval shall not be unreasonably withheld.

            (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Company in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock; PROVIDED, HOWEVER, that the Holders' only right to a shelf registration statement shall be pursuant to Section 2.03.

            (e) The Company will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within seven business days after the Company has received a request for such Demand Registration) of such intention to the Selling Holder indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and the Company shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Company's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration. The Company may exercise the right to preempt a Demand Registration only twice in any 360-day period; PROVIDED, that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

            (f) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder (assuming that all convertible securities shall have been converted directly or indirectly into Common Stock and such registration statement relates solely to the Common Stock); PROVIDED, HOWEVER, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.01 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded Holders") shall have the right to withdraw all, or any part, of their shares from such requested registration. If any Requesting Holder shall have withdrawn all of its shares from such requested registration, such requested registration shall not count as a Demand Registration.

     SECTION 2.2. PIGGYBACK REGISTRATION. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any securities for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or, except as provided for in
Section 2.03, pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than fifteen days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); PROVIDED, that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering other than as described in Section 2.01(a)(iv) or Section 2.01(a)(v), as applicable. In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the Registrable Securities that the Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

            (b) If the  Registrable  Securities  requested to be included in the
Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, PROVIDED, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio (and calculated on an as converted basis) which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included (assuming that all convertible securities shall have been converted directly or indirectly into Common Stock and such registration statement relates solely to the Common Stock). If the Registrable Securities requested to be included in the Piggyback Registration are of the same type as the securities being registered (which, for this purpose, the Series C Preferred Stock shall be treated the same as Common Stock) by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration, as to each Holder, only a portion of the shares such Holder has requested be registered equal to the ratio (and calculated on an as converted basis) which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included (assuming that all convertible securities shall have been converted directly or indirectly into Common Stock and such registration statement relates solely to the Common Stock). If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.02(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.

     SECTION 2.3. SHELF REGISTRATION. Holders of a majority of the Registrable Securities may at any time, make a written request that the Company effect a shelf registration of a portion of the Registrable Securities held by such Holders (the "Shelf Registration") pursuant to Rule 415. Upon receipt of a request for the Shelf Registration, the Company shall promptly (but in any event within ten (10) days) give written notice of the proposed Shelf Registration to all other Holders, and each such other Holders shall have the right to include for offer and sale in the Shelf Registration: (i) prior to the first anniversary of the Closing Date (the "First Anniversary"), no more than 25% of the Registrable Securities held by such Holder immediately after the Closing, (assuming the conversion of all Series B Preferred Stock and all Series C Preferred Stock) (directly or indirectly in accordance with their terms) (ii) from and after the First Anniversary and prior to the second anniversary of the Closing Date (the "Second Anniversary"), no more than 50% of the Registrable Securities held by such Holder immediately after the Closing, (assuming the conversion of all Series B Preferred Stock and all Series C Preferred Stock) (directly or indirectly in accordance with their terms) (iii) from and after the Second Anniversary and prior to the third anniversary of the Closing Date (the "Third Anniversary"), no more than 75% of the Registrable Securities held by such Holder immediately after the Closing (assuming the conversion of all Series

B Preferred Stock and all Series C Preferred Stock) (directly or indirectly in accordance with their terms), and (iv) from and after the Third Anniversary, all Registrable Securities held by such Holder immediately after the Closing (assuming the conversion of all Series B Preferred Stock and all Series C Preferred Stock) (directly or indirectly in accordance with their terms). Any reference to the number of shares held by any Holder shall be determined so as to adjust for any stock splits, dividends or similar transactions.



                                  ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1. FILINGS; INFORMATION. In connection with the registration of Registrable Securities pursuant to Section 2.01, Section 2.02 and Section 2.03 hereof, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

            (a) The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to the Shelf Registration, until the sale of all Registrable Securities thereunder; PROVIDED, that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman, Chief Executive Officer, President or any Executive or Senior Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; PROVIDED, that during any 365-day period the Company shall use its reasonable best efforts to permit a period of at least 120 consecutive days during which the Company will make a registration statement available under this Agreement; and PROVIDED, FURTHER, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

            (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose if the Company determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay, which delay shall last no longer than 90 days, no more than once during any 365-day period. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.01(b), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company shall use its reasonable best efforts to permit sales of Registrable Securities on such shelf registration statement for at least 120 days during any 365-day period.

            (c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies
thereof,   and  thereafter   furnish  to  the  Selling  Holders  and  each  such
Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

            (d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (e) The Company will use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; PROVIDED, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

            (f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable
Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the

Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

            (g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

            (h) At the request of any managing Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

            (i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

            (j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; PROVIDED, HOWEVER, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or
(B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; PROVIDED, FURTHER, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

            (k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

            (l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

            (m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

            (n) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            (o) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (p) The Company will use its commercially reasonable efforts to cause all such Registrable Common Stock and, in the event of a public offering of Series B Preferred Stock, the Series B Preferred Stock (subject to applicable listing requirements) to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

            The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with any Registration effected hereunder, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and expenses of one counsel to Selling Holders.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same; PROVIDED, HOWEVER, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from such Selling Holder's willful misconduct or gross negligence. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same; PROVIDED, HOWEVER, that the Company shall have no obligation to indemnify under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court to have resulted from any such Underwriter's willful misconduct or gross negligence.

     SECTION 4.2. INDEMNIFICATION BY SELLING HOLDERS. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.02, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section 4.02 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of such Selling Holder to indemnify shall be several, not joint and several.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or
Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     SECTION  4.4.  CONTRIBUTION.  If the  indemnification  provided for in this
Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; PROVIDED, HOWEVER, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and
(iii) such matters pertaining to compliance with securities laws as may be reasonably requested; PROVIDED FURTHER, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and PROVIDED FURTHER that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

     SECTION 5.2. RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

     SECTION 5.3. HOLDBACK AGREEMENTS. Each Holder agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

     SECTION 5.4. TERMINATION. The registration rights granted under this Agreement will terminate on ___________ __, 2015, or such earlier time as there shall no longer be any Registrable Securities; PROVIDED, HOWEVER, that if all shares of Series B Preferred Stock outstanding on such date shall not have been redeemed in full in accordance with Section 10 of the Certificate of Designations, this Agreement shall remain in full force and effect with respect to such shares (and the shares of Common Stock issuable upon the conversion of such shares) until such time as such shares have been so redeemed in full.

     SECTION 5.5. AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and (i) Holders of at least 50% of the Registrable Securities (calculated on an as-converted basis) then held by all HMTF Holders, if the amendment is to be effective against the HMTF Holders, (ii) Holders of at least 50% of the Registrable Securities (calculated on an as-converted basis) then held by all Chase Holders, if the amendment is to be effective against the Chase Holders.

     SECTION 5.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

     SECTION 5.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 5.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 5.9. ASSIGNMENT OF REGISTRATION RIGHTS. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers or assigns such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain his rights with respect to its remaining Registrable Securities.

            IN WITNESS WHEREOF, the Company and each Initial Holder has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.

                                  VIATEL, INC.,


                                  By:
                                     ---------------------------------
                                     Name:  Michael J. Mahoney
                                     Title: Chairman and
                                            Chief Executive Officer


HMTF EUROPE ACQUISITION CORP.,


By:
   ------------------------------
   Name:
   Title:



CHASE EQUITY ASSOCIATES, LLC

By: Chase Capital Partners
    as Manager


By:
   -------------------------------
    Name:
    Title:

                                   SCHEDULE I


                                                           Purchase Price
          Purchasers                Number Of Shares       Of The Shares
          ----------                ----------------       -------------

                                                                       EXHIBIT B




















                                  VIATEL, INC.


                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                           RIGHTS OF 7.50% CUMULATIVE
                 CONVERTIBLE PREFERRED STOCK SERIES B-1 DUE 2015

                           CERTIFICATE OF DESIGNATION

        Viatel, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on January 31st, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

        RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

        Certain capitalized terms used herein are defined in Section 16.

     1. NUMBER AND DESIGNATION. The Company shall have a series of Preferred Stock, which shall be designated as its 7.50% Series B-1 Cumulative Convertible Preferred Stock due 2015 (the "Series B-1 Preferred Stock"), par value $0.01 per share, with 325,000 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

     2. ISSUANCE. The Company may issue up to 325,000 shares of Series B-1 Preferred Stock in accordance with the Purchase Agreement.

     3. REGISTERED FORM; LIQUIDATION PREFERENCE; REGISTRAR. Certificates for shares of Series B Preferred Stock shall be issuable only in registered form and only with an initial liquidation preference of $1,072 per share. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series B Preferred Stock.

     4. REGISTRATION; TRANSFER. Shares of the Series B Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than
(i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series B Preferred Stock shall contain a legend (the "Restrictive Legend") evidencing the foregoing restrictions in substantially the form attached hereto as Exhibit A.

     5. PAYING AGENT AND CONVERSION AGENT. Section 5.10. The Company shall maintain (i) an office or agency where shares of Series B Preferred Stock may be presented for payment (the "Paying Agent"), (ii) an office or agency where shares of Series B Preferred Stock may be presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Series B Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

     (a) Neither the Company nor the Registrar shall be required (A) to issue, countersign or register the transfer of or exchange any share of Series B Preferred Stock during a period beginning at the opening of business 15 days before any Redemption Date (as defined under Section 10(d)) and ending at the close of business on such Redemption Date or (B) to register the transfer of or exchange any share of Series B Preferred Stock so selected for redemption.

     (b) If shares of Series B Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series B Preferred Stock bearing the Restrictive Legend, or if a request is made to remove such Restrictive Legend on shares of Series B Preferred Stock, the shares of Series B Preferred Stock so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless the holders of such shares shall request such legend be removed, and outside counsel for such holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

     (c) Each holder of a share of Series B Preferred Stock agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment by such holder of such holder's share of Series B Preferred Stock in violation of any provision of this Certificate of Designation and/or applicable Federal or state securities law; provided, however, that such indemnity shall not apply to acts of willful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

     (d) Payments due on the shares of Series B Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by United States wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; PROVIDED that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series B Preferred Share Register.

     6. DIVIDEND RIGHTS.

     (a) The Company shall pay, and the holders of the shares of Series B Preferred Stock shall be entitled to receive, cumulative dividends from the date of initial issuance of such shares of Series B Preferred Stock at a rate of

7.50% per annum on the amount of the then-effective Liquidation Preference of the shares of Series B Preferred Stock. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable in accordance with
Section 11 hereof. Dividends will be payable quarterly in arrears on May 31, August 31, November 30 and February 28 of each year (each a "Dividend Payment Date"), commencing (subject to the next sentence) on May 31, 2000, for so long as any shares of Series B Preferred Stock are outstanding; PROVIDED, HOWEVER, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Company may elect not to declare dividend payments on any Dividend Payment Date and shall not declare dividend payments prior to May 31, 2005; PROVIDED, HOWEVER, that dividends on shares of the Series B Preferred Stock will accrue (including, without limitation, for the period from the issuance of the Series B Preferred Stock through May 31, 2005, notwithstanding the prohibitions set forth above) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends, whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment or accrual of dividends on the shares of Series B Preferred Stock. Arrearages of unpaid dividends, whether declared or undeclared ("Accumulated Dividends"), will not themselves bear interest but will be added to the Liquidation Preference of the Series B Preferred Stock in accordance with the following sentence, and dividends will accrue thereafter on the full amount of the Liquidation Preference as so increased. If any dividend payable on any Dividend Payment Date is not declared and paid in full on such Dividend Payment Date, the amount so payable, to the extent not paid, shall be added to the then effective Liquidation Preference on such Dividend Payment Date.

     (b) In addition to all dividends payable pursuant to Section 6(a), whenever the Company shall declare or pay any dividend on any Junior Shares, the Holders of the Series B Preferred Stock shall be entitled to receive such dividends on a ratable as-converted basis (calculated as if all shares of Series B Preferred Stock had been converted directly or indirectly into Common Stock and/or Series C Preferred Stock). Dividends payable pursuant to this Section 6(b) shall not reduce any dividends payable pursuant to Section 6(a).

     7. PAYMENT OF DIVIDENDS;  MECHANICS OF PAYMENT;  DIVIDEND RIGHTS PRESERVED.
(a) Dividends on any share of Series B Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such share of Series B Preferred Stock (or one or more predecessor shares of Series B Preferred Stock) is registered at the close of business on the next preceding May 15, August 15, November 15 and February 15 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

     (b) Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

            (i) no dividend (other than (A) with respect to Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity

      Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid PRO RATA on such Parity Shares and the shares of Series B Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

            (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

            (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or buybacks of options or restricted stock from present or former employees, directors or consultants) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively and other than conversion of (A) Series B-1 Preferred Stock into Series B-2 Preferred Stock, and vice versa, (B) Series B-2 Preferred Stock into Series C Preferred Stock, and vice versa, and (C) Series C Preferred Stock into Common Stock) by the Company or any of its subsidiaries; and

            (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks).

            Except as provided in Section 13 hereof, holders of Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

     (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend and, if so, the form of consideration it will use to make such payment.

     (d) Any Accumulated Dividends on any share of Series B Preferred Stock may be paid, subject to Section 11, by the Company in any lawful manner (which shall include the establishment of a record date not more than 45 days prior to the payment thereof) not inconsistent with the requirements of any national stock exchange or Commission recognized trading market on which the shares of Series B Preferred Stock may be listed or admitted to trading, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange or trading market, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

     (e) Subject to the foregoing provisions of this Section 7, each share of Series B Preferred Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of

Series B Preferred Stock shall carry the rights to dividends accumulated and unpaid, and to accrue, that were carried by such other shares of Series B Preferred Stock.

     (f) The holder of record of a share of Series B Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

     8. VOTING RIGHTS. (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

     (b) The holders of record of shares of Series B-1 Preferred Stock shall be entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon.

     (c) In addition to the voting rights set forth above, the approval of the holders of at least a majority of the then Outstanding shares of Series B Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Company to:

            (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and Optional Redemption provisions), privileges or voting rights of holders of the shares of Series B Preferred Stock, or (B) increase or decrease the number of authorized shares of Series B Preferred Stock;

            (ii) in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as expressly provided in
      Section 14 hereof;

            (iii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

            (iv) authorize or create, modify the terms of or increase or decrease the authorized amount of any Senior Shares or Parity Shares;

            (v) issue any shares of Series B Preferred Stock other than (a) pursuant to the terms of the Purchase Agreement as in effect on the Closing Date, or (b) shares of the Series B-1 Preferred Stock upon the conversion of shares of the Series B-2 Preferred Stock and vice versa; or

            (vi)  After  ___________,   2005  (the  "Fifth  Anniversary  Date"),
      commence or effect any tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock.

In addition to the voting rights set forth above, the approval of the holders of at least a majority of the then Outstanding shares of Series B-1 Preferred Stock, other than the Relinquishing Holders, voting or consenting, as the case may be, as one class, will be required for the Company to, on or prior to the Fifth Anniversary Date, commence or effect any tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock.

     (d) For so long as members of the HMTF Group own any combination of the shares of Series B Preferred Stock issued to members of the HMTF Group on the Closing Date under the Purchase Agreement (the "HMTF Issued Series B Preferred Shares") and shares of Common Stock issued upon conversion of HMTF Issued Series B Preferred Shares that, taken together, would represent (if all HMTF Issued Series B Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 50% or more of the HMTF Issued Series B Preferred Shares, the HMTF Holders, voting as a single class, shall be entitled to elect one director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. At any time after voting power to elect such director shall have become vested and be continuing in the HMTF Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the HMTF Holders at a time when the HMTF Holders are entitled to elect a director pursuant to this paragraph, a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the HMTF Issued Series B Preferred Shares held by the HMTF Holders then outstanding addressed to the Secretary of the Company shall, call a special meeting of the HMTF Holders for the purpose of electing the director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the HMTF Issued Series B Preferred Shares held by the HMTF Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. As used herein,
(i) "HMTF Group" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members) and HMTF Bridge Viatel, LLC, HMEU Viatel I-EQ Coinvestors, LLC, HMEU Viatel I-SBS Coinvestors, LLC, HM Viatel PG Europe, LLC, HMEU Viatel Qualified Fund, LLC, HMEU Viatel Private Fund, LLC, and their respective Affiliates and (ii) "HMTF Holders" means members of the HMTF Group that are the holders of all or a portion of the HMTF Issued Series B Preferred Shares or the Common Stock into which such HMTF Issued Series B Preferred Shares are converted. Any action permitted or required to be taken by the HMTF Holders pursuant to this Section 8(d) may be taken (1) at any annual or special meeting of stockholders or at a special meeting of the HMTF Holders, or (2) without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the HMTF Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares held by the HMTF Holders entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its address listed in Section 8.2 of the Purchase Agreement.

     (e) At any time after voting power to elect directors shall have become vested and be continuing in the HMTF Holders pursuant to Section 8(d), if a vacancy shall exist in the office of a director elected by the HMTF Holders at a time when the HMTF Holders are entitled to elect one or more directors pursuant to Section 8(d), a proper officer of the Company may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the HMTF Issued Series B Preferred Shares held by the HMTF Holders then outstanding addressed to the Secretary of the Company shall, call a special meeting of the HMTF Holders for the purpose of electing the director(s) that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least twenty-five percent (25%) of the HMTF Issued Series B Preferred Shares held by the HMTF Holders may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders.

     (f) In exercising the voting rights set forth in Section 8(b), each share of Series B Preferred Stock shall be entitled to vote on an as-converted basis with the holders of the Company's Common Stock. In exercising the voting rights set forth in Section 8 (d), each HMTF Issued Series B Preferred Share shall be entitled to vote on an as-converted basis with the other HMTF Issued Series B Preferred Shares and shares of Common Stock held by the HMTF Holders and into which HMTF Issued Series B Preferred Shares have been converted, voting as a single class. In exercising the other voting rights set forth in this Section 8 each share of Series B Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and such other series of preferred stock shall have with respect to such matters one vote per $1,000 of the aggregate liquidation preference of all shares of Series B Preferred Stock and all shares of such other series of preferred stock. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     (g) Chase Capital Partners and its Affiliates that are holders of all or a portion of the Series B Preferred Stock issued to any such entities on the Closing Date shall have the right to designate an observer who shall have the right to attend meetings of the Company's Board of Directors and such observer shall be entitled to receive notice of each such meeting at the same time as such directors. In addition, to the extent that the Company's Board of Directors is to take action by unanimous written consent, the observer shall be entitled to receive a copy of any such written consent when it is forwarded to the directors for their execution.

     9. RANKING. (a) The shares of Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank
(i) senior to all shares of Common Stock (whether issued in one or more classes), the Series A Junior Participating Preferred Stock of the Company and to each other class of capital stock or series of Preferred Stock of the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with additional shares of Series B Preferred Stock issued by the Company and each other class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8 hereof, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with
Section 8 hereof, the terms of which expressly provide that such class or series will rank senior to the shares of Series B Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

     (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

     (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the greater of (i) the then effective Liquidation Preference, plus an amount equal to all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up or (ii) the amount such holders would receive if such holders converted, directly or indirectly in accordance with their terms, their shares of Series B Preferred Stock into Common Stock and/or Series C Preferred Stock immediately prior to such liquidation, dissolution or winding up.

     (d) If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such holders of the full preferential amount and all liquidating payments on all Parity Shares, the entire assets of the Company legally available for distribution shall be distributed among the holders of the shares of Series B Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding shares of Series B Preferred Stock), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

     10. REDEMPTION. (a) THE shares of Series B Preferred Stock may be redeemed at any time commencing on or after the Fifth Anniversary Date (or earlier, in accordance with the provisions of Section 13(d) if a Change of Control Date shall have occurred, but only as to shares of Series B Preferred Stock with respect to which the Remarketing Option has been elected), in whole or from time to time in part, at the election of the Company (an "Optional Redemption"), at a redemption price (the "Redemption Price") payable in cash equal to 100% of the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date of redemption (the "Optional Redemption Date").

     (b) Shares of Series B Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on February 28, 2015 (the "Mandatory Redemption Date"; PROVIDED, HOWEVER, that if such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business
Day), at a Redemption Price per share in cash equal to the then effective Liquidation Preference (after giving effect to the Special Payment, if applicable), plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the Mandatory Redemption Date.

     (c) In the event of a redemption or repurchase of fewer than all the shares of Series B Preferred Stock, the shares of Series B Preferred Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series B Preferred Stock not previously called for redemption, pro rata based on the number of shares of Series B Preferred Stock held by each holder; PROVIDED, that the Company may redeem (an -------- "Odd-lot Redemption") all shares held by holders of fewer than 100 shares of Series B Preferred Stock (or by holders that would hold fewer than 100 shares of Series B Preferred Stock following such redemption) prior to its redemption of other shares of Series B Preferred Stock; PROVIDED, FURTHER, that the Company may not redeem a -------- ------- portion of any share without redeeming the entire share. If fewer than all the shares of Series B Preferred Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series B Preferred Stock that have been converted during a selection of shares of Series B Preferred Stock to be redeemed shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

     (d) In the event the Company elects to effect an Optional Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the redemption date (the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address appearing in the Series B Preferred Share Register. All Redemption Notices shall identify the shares of Series B Preferred Stock to be redeemed (including CUSIP number) and shall state:

            (i)   the Redemption Date;

            (ii)  the applicable Redemption Price;

            (iii) if fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption
      Date) of the particular shares of Series B Preferred Stock to be redeemed;

            (iv) that on the Redemption Date, the Redemption Price, together with all accrued and unpaid dividends from the last Dividend Payment Date to the Redemption Date, will become due and payable upon each such share of Series B Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

            (v) the conversion price, the date on which the right to convert shares of Series B Preferred Stock to be redeemed will terminate and the place or places where such shares of Series B Preferred Stock may be surrendered for conversion; and

            (vi) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price and the other amounts which are then payable.

            The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; PROVIDED that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

     (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series B Preferred Stock that are to be redeemed on that date plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series B Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

     (f) Notice of redemption having been given as aforesaid, the shares of Series B Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such shares of Series B Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series B Preferred Stock for redemption in accordance with said notice, such shares of Series B Preferred Stock shall be redeemed by the Company at the applicable Redemption Price, together with all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date. If any share of Series B Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series B Preferred Stock.

     (g) Any certificate that represents more than one share of Series B Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such share of Series B Preferred Stock without service charge, a new Series B Preferred Stock certificate or certificates, representing any number of shares of Series B Preferred Stock as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series B Preferred Stock certificate so surrendered.

     (h) If a share of Series B Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, then any Accumulated Dividends will be paid to the person in whose name such share of Series B Preferred Stock is registered at the close of business on such Dividend Record Date.

     11. METHOD OF PAYMENTS. The Company may make any dividend payments in cash with respect to any period after the Fifth Anniversary Date. Any dividends not paid in cash on a current basis on the applicable Dividend Payment Date with respect to all periods after the Fifth Anniversary Date, and all dividends with respect to the periods prior to the Fifth Anniversary Date, shall not be paid in cash but rather shall constitute Accumulated Dividends. No payment may be made in respect of Accumulated Dividends. Rather, Accumulated Dividends shall be added to the Liquidation Preference. Dividends may not be paid by delivery of shares of Series B Preferred Stock.

     12. CONVERSION. (a) Subject to and upon compliance with the provisions of this Certificate of Designation, at the option of the holder thereof, any share of Series B-1 Preferred Stock may be converted at any time into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to the then effective Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion divided by the Conversion Price in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date unless the Company defaults on the payment due on redemption. In case a share of Series B-1 Preferred Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            The Conversion Price shall be initially $46.25 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e) hereof.

     (b) In order to exercise the conversion privilege, the holder of any share of Series B-1 Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Series B-1 Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

            Shares of Series B-1 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

            In the case of any conversion of fewer than all the shares of Series B-1 Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series B-1 Preferred Stock.

     (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series B-1 Preferred Stock. If more than one share of Series B-1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series B-1 Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vi)) per Common Share at the close of business on the Business Day prior to the day of conversion.

     (d) For purposes of this Section 12(d), all references to Common Stock shall be deemed to include Series C Preferred Stock of the Company (on an as-converted basis). The Conversion Price shall be adjusted from time to time by the Company as follows:

            (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of that the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii) (a) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (B) other than pursuant to the Company's existing or future stock purchase plans approved by the Board of Directors which permit Company employees to purchase Common Stock at a 15% discount, (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either
      (i) the underwriting discount is less than 5%, or (ii) the offering price per share is greater than the Conversion Price, (E) to the Company's joint venture partners in exchange for interests in the relevant joint venture, or (F) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction,
      (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and
      (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion). In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

            (b) If the Company shall offer or issue options, rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12(d)(vi)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such options, rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such options, rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such options, rights or warrants, upon the expiration or termination of such options, rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such options, rights or warrants had not been fixed. In determining whether any options, rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such options, rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such options, warrants or rights.

            (iii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii)(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vi)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; PROVIDED, HOWEVER, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Series B Preferred Stock (or portion thereof) immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vi) to the extent possible.

            Options, rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such options, rights or warrants, including any such existing options, rights or warrants distributed prior to the first issuance of shares of Series B-1 Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such options, rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new options, rights or warrants (and a termination or expiration of the existing options, rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d) was made, (1) in the case of any such options, rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such options, rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such options, rights and warrants had not been issued.

            Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of shares of Series B-1 Preferred Stock who converts a share of Series B-1 Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Series B-1 Preferred Stock into a share of Common Stock.

            For purposes of this  Section  12(d)(iv)  and Sections  12(d)(i) and
      (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes shares of Common Stock, or options, rights or warrants to subscribe for or purchase shares of Common Stock to which
      Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or options, rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such options, rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that
      (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section 12(d)(ii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

            (v) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made exceeds 5% of the income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(v) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
      Section 12(d)(v).

            (vi) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "CLOSING PRICE" with respect to any securities on any day means the closing price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or Commission recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or Commission recognized trading market in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

            "COMMON STOCK RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "CURRENT MARKET PRICE" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), and (v) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i),
(ii), (iii), (iv), or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Section 12(d)(iv) or (v), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12(d)(v), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; PROVIDED, HOWEVER, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 12(d)(i),  (ii),  (iii),  (iv), or (v) occurs on or after the Expiration

Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (viii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series B-1 Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (ix) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Series B-1 Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

            (x) For purposes of this Section 12(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (e) Subject to Section 13 hereof,  in case of any  consolidation  of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Series B-1 Preferred Stock shall have the right thereafter, during the period such share of Series B-1 Preferred Stock shall be convertible as specified in Section 12(a), to convert such share of
Series B-1 Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Company into which such share of Series B-1 Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (PROVIDED that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

            (f) In case:

            (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

            (ii) the Company shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

            (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

            (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B-1
Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Series B-1 Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series B-1 Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B-1 Preferred Stock.

            (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B-1 Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Series B-1 Preferred Stock or shares of Series B-1 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

            (i) Conversion to Other Series B Preferred Stock.

            (i) CONVERSION OF SERIES B-1 PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section 12(i)(i), any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series B-1 Preferred Stock held by such stockholder into the same number of shares of Series B-2 Preferred Stock.

            (ii) CONVERSION OF SERIES B-2 PREFERRED STOCK. Subject to and upon compliance with the provisions of this Section 12(i)(ii), each record holder of Series B-2 Preferred Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Series B-2 Preferred Stock into the same number of shares of Series B-1 Preferred Stock; PROVIDED, HOWEVER, that Series B-2 Preferred Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder may not be converted into Series B-1 Preferred Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Series B-1 Preferred Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Series B-1 Preferred Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates; and, PROVIDED, FURTHER, that each holder of Series B-2 Preferred Stock may convert such shares into Series B-1 Preferred Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Series B-1 Preferred Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series B-2 Preferred Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

            (iii)  CONVERSION  PROCEDURE.  Each conversion of shares of Series B
      Preferred  Stock of the Company  into shares of another  class of Series B
      Preferred Stock of the Company shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Company (or such other office or agency of the Company as the Company may designate by written notice to the holders of Series B Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the
      Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Company shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Company will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Company will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Company in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Company, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this
      Section 12(i)(iv), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Company shall take all such actions as may be necessary to assure that all such shares of Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series B Preferred Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of shares of Series B Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series B Preferred Stock.

      Notwithstanding any provision of this Section 12(i) to the contrary, each holder of Series B-2 Preferred Stock shall be entitled to convert shares of Series B-2 Preferred Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series B-2 Preferred Stock to the Company stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Company to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Company will not cancel the shares of Series B-2 Preferred Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Series B-2 Preferred Stock are converted into shares of Series B-1 Preferred Stock in connection with a Conversion Event and such shares of Series B-1 Preferred Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Series B-1 Preferred Stock shall be promptly converted back into the same number of shares of Series B-2 Preferred Stock.

            (iv) NOTICE OF CONVERSION TO OTHER REGULATED STOCKHOLDERS. The Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series B Preferred Stock or any other class of capital stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this Section 12(i)(iv)), unless the Company simultaneously with taking such action gives written notice that it is taking such action to each Regulated Stockholder. Upon complying with the procedures hereinabove set forth in this Section 12(i)(iv), the Company may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series B Preferred Stock or any other class of capital stock of the Company or take any other action affecting the voting rights of such shares.

     (j) Miscellaneous.

            (i) STOCK SPLITS; ADJUSTMENTS. If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Series B-1 Preferred Stock or the Series B-2 Preferred Stock, then the outstanding shares of each other series of Series B Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

            (ii) In case the Company shall issue or sell any Common Stock or Junior Shares (other than Common Stock issued (A) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (B) other than pursuant to the Company's existing future stock purchase plans approved by the Board of Directors which permit the Company's employees to purchase Common Stock at a 15% discount, (C) as consideration for the acquisition of a business or of assets, (D) in a firm commitment underwritten public offering when either (i) the underwriting discount is less than 5%, or
      (ii) the offering  price per share is greater than the  Conversion  Price,
      (E) to the Company's unaffiliated joint venture partners in exchange for interests in the relevant joint venture, or (F) upon exercise or conversion of any security, the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder) for a consideration per share less than the Conversion Price then in effect but equal to or greater than the Current Market Price at the date of issuance of such Common Stock, the holders of the Series B Preferred Stock shall be entitled if they so elect to purchase such number of the shares of the Common Stock or convertible Junior Shares being issued as will permit such holders to maintain their proportional ownership interest in the Company after giving effect to such issuance.

            The Company shall give twenty days prior written notice to the holders of the Series B Preferred Stock of its intention to issue or sell any Common Stock or Junior Shares that would give rise to preemptive rights pursuant to this Section 12(j)(ii). Within ten days after receipt of such notice, the holders of the Series B Preferred Stock shall notify the Company whether or not they intend (without commitment) to purchase such shares.

            (iii) NO CHARGE. The issuance of certificates for shares of any class of Series B Preferred Stock (upon conversion of shares of any other series of Series B Preferred Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of shares of Series B Preferred Stock; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock converted.

     13. CHANGE OF CONTROL. (a) If a Change of Control shall have occurred (the time and date of such occurrence being a "Change of Control Date"), the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series B Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series B Preferred Stock Register, in any case within 10 days after the Change of Control Date, a notice stating (1) the Change of Control Date, (2) the fact that (if the Change of Control Date is prior to the Fifth Anniversary Date) the holders are entitled to receive the Special Payment (as defined below) as a result of such Change of Control, (3) the fact that holders shall have the right to either (a) continue to hold their shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section 14) (the "Hold Option") or (b) in the case of shares of Series B-1 Preferred Stock, convert such shares (including shares received as a Special Payment) in accordance with Section 12 or (c) elect the Remarketing Option (as defined below), (3) the relevant circumstances and facts regarding such Change of Control and (4) the instructions that such holder must follow in order to exercise the rights identified above. As of the Change of Control Date (if the Change of Control Date occurs prior to the Fifth Anniversary Date), the holders of the Series B Preferred Stock shall receive the Special Payment, pursuant to which the Liquidation Preference of each share of Series B Preferred Stock shall be deemed to have been increased by an amount (the "Special
Payment") equal to the product of (x) the Share Factor with respect to such share of Series B Preferred Stock and (y) the Aggregate Special Payment Amount. Such Special Payment shall accrue as of the Change of Control Date (if the Change of Control Date is prior to the Fifth Anniversary Date) whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividend and whether or not such dividend is declared and shall be in all respects identical to any other dividend declared or accrued on the Series B Preferred Stock (except as set forth above) and all provisions of this Certificate of Designation applicable to dividends shall apply to such Special Payment (except as set forth above). The holders of the Series B Preferred Stock shall receive the Special Payment whether they elect the Hold Option or the Remarketing Option or whether they elect to convert their shares in accordance with Section 12.

     (b) Subject to the last sentence of Section 13(e), within 30 days after delivery by the Company of the notice described in Section 13(a), each holder of shares of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section 14) who wishes to exercise the Hold Option, or the Remarketing Option must submit written notice (a "COC Response Notice") to the Company setting forth the option such holder wishes to elect (and if no option is selected within such 30 day period such holder shall be deemed to have selected the Hold Option).

     (c) If the Hold Option is selected with respect to a share of Series B Preferred Stock, or if no notice from a holder is received by the date referred to in the preceding paragraph, such share of Series B Preferred Stock (or the shares of preferred stock issued in respect thereof pursuant to Section 14) shall remain outstanding in accordance with its current terms after giving effect to the Special Payment (if applicable).

     (d) If the Remarketing Option is selected with respect to a share of Series B Preferred Stock, the holder of such share shall be deemed to have elected to waive such holder's right during the Remarketing Period to convert such share pursuant to Section 12 during the Remarketing Period and the Company shall thereafter have the option (the "Remarketing Option") to either (a) have such share redeemed in accordance with the optional redemption procedures set forth in Section 10 (except that such procedures shall apply only to the holders so electing the Remarketing Option) or (b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the Liquidation Preference (after giving effect to the Special Payment (if applicable)) of such share plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date payment in full is received by such holder in respect of such share (the "Remarketing Price"), the Company shall issue to and sell for the account of such holder a sufficient number of shares of Common Stock to make up such shortfall; I.E., such that the holder receives a net amount in cash in ---- respect of such share of Series B Preferred Stock as to which the Remarketing Option has been selected which, when taken together with the net proceeds received by such holder in such remarketing is equal to the Remarketing Price. Written notice of the election by the Company to either redeem or remarket such share shall be provided to such holder within 75 days after receipt of a COC Response Notice specifying the Remarketing Option.

     (e) In order to  accomplish  the  remarketing,  the Company  shall take all actions that may be necessary, including without limitation, preparing and filing a registration statement under the Securities Act, and shall pay all expenses (including without limitation, underwriting discounts) associated with the remarketing and issuance and shall provide customary indemnification for the benefit of the holder against securities law liabilities in connection therewith. If the Remarketing Option has been selected and the Company has not elected to redeem such share, payment of the full Remarketing Price in respect of the remarketed share shall be made at a single settlement against surrender of the share. Such settlement shall take place as soon as reasonably practicable. If such settlement does not take place within 180 days after the date of the Company's written notice pursuant to paragraph (d) above (the "Remarketing Period"), the Company shall give written notice to the holders that have elected the Remarketing Option that such 180 day period has elapsed and such holders shall have the option, for a period of 10 Business Days following the giving of such notice, of electing to terminate the remarketing process with respect to such holders' shares and to elect (i) to convert such holder's shares in accordance with Section 12 or (ii) the Hold Option (and in the case of (i) or (ii) to receive the Special Payment (if the Change of Control Date is prior to the Fifth Anniversary Date) as of the Change of Control Date).

     (f) The Company shall have the right to institute reasonable procedures in order to implement this Section 13 and, to the extent reasonably practicable, will make proper provision prior to the Change of Control Date to ensure that the holders of shares of Series B Preferred Stock will be entitled to receive the benefits intended to be afforded by this Section 13. Nothing in this Section 13 shall affect the rights of the holders of Series B Preferred Stock set forth in Section 14 hereof.

     14. CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER. Without the vote or consent of the holders of a majority of the then Outstanding shares of Series B Preferred Stock, the Company may not consolidate OR merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless (i) if the Company is the surviving or continuing Person, the Series B Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series B Preferred Stock, (ii) if the Company is not the surviving or continuing Person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia; and (b) the shares of Series B Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Series B Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this Section 14 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     15. SEC REPORTS; REPORTS BY COMPANY. So long as any shares of Series B Preferred Stock are outstanding, the Company SHALL file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Series B Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Series B Preferred Stock are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of shares of Series B Preferred Stock at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing.

     16. DEFINITIONS. For purposes of this Certificate of Designation, the following terms shall have the meaning set FORTH below (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Series B-2 Certificate of Designations):

            "ACCUMULATED DIVIDENDS" has the meaning set forth in Section 6.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition and the definition of "HMTF Group", "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase
Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "AGGREGATE CHANGE OF CONTROL DATE ACCRETED VALUE" means the product obtained by multiplying (x) the Change of Control Date Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to the Change of Control Date.

            "AGGREGATE FIVE YEAR ACCRETED VALUE" means the product obtained by multiplying (x) the Five Year Accreted Value by (y) the number of shares of Series B Preferred Stock Outstanding immediately prior to the Change of Control.

            "AGGREGATE  SPECIAL  PAYMENT  AMOUNT" means the difference  between
(x) the Aggregate Five Year Accreted Value and (y) the Aggregate Change of Control Date Accreted Value.

            "AVERAGE MARKET VALUE" of the Common Stock means the arithmetic average of the Current Market Value of the shares of Common Stock for the ten
(10) trading days ending on the fifth Business Day prior to (i) in the case of the payment of any dividend, the Record Date for such dividend and (ii) in the case of any other payment, the date of such payment.

            "BOARD OF DIRECTORS" has the meaning set forth in the Recitals.

            "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "BY-LAWS" has the meaning set forth in the Recitals.

            "COC RESPONSE NOTICE" has the meaning set forth in Section 13(b).

            "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "CERTIFICATE OF INCORPORATION" has the meaning set forth in the recitals.

            "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which either (A) the holders of the outstanding Voting Capital Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than any such group if each member of such group, together with its Affiliates, owns less than 50% of the total Voting Capital Stock of the Company) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee or its parent company or (B) the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee corporation or its parent corporation immediately after the transaction or (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            "CHANGE OF CONTROL DATE" has the meaning set forth in Section 13(a).

            "CHANGE OF CONTROL DATE ACCRETED VALUE" means with respect to each $1,072 of original Liquidation Preference, the value that $1,072 would accrete to between the Closing Date and the Change of Control Date, compounded quarterly at an annual rate of 7.50%.

            "CLOSING DATE" means any Closing Date under the Purchase Agreement.

            "CLOSING PRICE" has the meaning set forth in Section 12(d)(vi).

            "COMMON STOCK RECORD DATE" has the meaning set forth in Section 12(d)(vi).

            "COMMON STOCK" means the common stock of the Company, par value $0.01 per share.

            "COMPANY" has the meaning set forth in the Recitals.

            "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "CONVERSION AGENT" has the meaning set forth in Section 5(a).

            "CONVERSION EVENT" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act, and a public sale pursuant to Rule 144 thereunder or any similar rule then in force), (b) any sale of securities of the Company to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors (provided that such sale has been approved by the Company's Board of Directors or a committee thereof), (c) any sale of securities of the Company to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any Series B-2 Preferred Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (d) any sale of securities of the

Company to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company, and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Company's Board of Directors or a committee thereof) and (f) any change in applicable law, regulation, rule or requirement of any applicable governmental authority which would permit a Regulated Stockholder (or its transferee) to own, control or have the power to vote shares of Series B-1 Preferred Stock and
Common Stock under applicable law, regulation, rule and requirement of applicable governmental authority.

            "CONVERSION PRICE" means the price at which shares of Common Stock shall be delivered upon conversion.

            "CURRENT MARKET VALUE" of the Common Stock means the average of the high and low sale prices of the shares of Common Stock as reported on the Nasdaq National Market or any national stock exchange or Commission recognized trading market in the United States upon which the shares of Common Stock are then listed or admitted to trading, for the trading day in question.

            "CURRENT  MARKET  PRICE"  has  the  meaning  set  forth  in  Section
12(d)(vi).

            "DILUTION TRIGGER EVENT" has the meaning set forth in Section 12(d)(iv).

            "DISTRIBUTED SECURITIES" has the meaning set forth in Section 12(d)(iv).

            "DIVIDEND PAYMENT DATE" has the meaning set forth in Section 6.

            "DIVIDEND RECORD DATE" has the meaning set forth in Section 7(a).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXPIRATION TIME" has the meaning set forth in Section 12(d)(v).

            "FAIR MARKET VALUE" has the meaning set forth in Section 12(d)(vi).

            "FIVE YEAR ACCRETED VALUE" means with respect to each $1,072 of original Liquidation Preference, $1,554.34 (subject to appropriate adjustment with respect to the dilution adjustments set forth in Section 12).

            "HMTF GROUP" means HMTF and its Affiliates and their respective officers, directors, partners, members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and HMTF Purchase and its Affiliates.

            "HMTF HOLDERS" means members of the HMTF Group that are the holders of all or a portion of the Series B Preferred Shares issued to members of the HMTF Group on the Closing Date.

            "HOLD OPTION" has the meaning set forth in Section 13(a).

            "JUNIOR SHARES" has the meaning set forth in Section 9(a).

            "LIQUIDATION PREFERENCE" means an amount equal to $1,000 per share plus an amount equal to the Share Option Adjustment Amount per share of Series B Preferred Stock, subject to change in accordance with Section 6, Section 7 and
Section 13 hereof, including, without limitation, Accumulated Dividends.

            "MANDATORY REDEMPTION DATE" has the meaning set forth in Section 10(b); provided, HOWEVER, that if such date shall not be a Business Day, then such date shall be the next Business Day.

            "NONELECTING SHARE" has the meaning set forth in Section 12(e).

            "ODD-LOT REDEMPTION" has the meaning set forth in Section 10(c).

            "OFFICERS' CERTIFICATE" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or an Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "OPTIONAL REDEMPTION" has the meaning set forth in Section 10(a).

            "OPTIONAL  REDEMPTION  DATE" has the  meaning  set forth in  Section
10(a).

            "OUTSTANDING" means (i) when used with respect to shares of Series B
Preferred Stock, as of the date of determination, all shares of Series B Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series B Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 12 and shares of Series B Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series B Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such shares of Series B Preferred Stock; PROVIDED that, if such shares of Series B Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series B Preferred Stock (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other shares of Series B Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; PROVIDED, HOWEVER, that, in determining whether the holders of the shares of Series B Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series B Preferred Stock owned by the Company or any other obligor upon the shares of Series B Preferred Stock or any Affiliate of the Company (other than any Initial Holder) or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series B Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded. Shares of Series B Preferred Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series B Preferred Stock and that the pledgee is not the Company or any other obligor upon the shares of Series B Preferred Stock or any Affiliate of the Company or of such other obligor and
(ii) when used with respect to shares of Series B-2 Preferred Stock, the same definition of "Outstanding" shall apply thereto with references to Series B-2 being substituted for references to Series B-1 therein.

            "PARITY SHARES" has the meaning set forth in Section 9(a).

            "PAYING AGENT" has the meaning set forth in Section 5(a).

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "PREFERRED STOCK" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

            "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of February 1, 2000, among the Company and the Purchasers named therein, as it may be amended from time to time.

            "PURCHASED SHARES" has the meaning set forth in Section 12(d)(v).

            "REDEMPTION DATE" has the meaning set forth in Section 10(d).

            "REDEMPTION NOTICE" has the meaning set forth in Section 10(d).

            "REDEMPTION PRICE" has the meaning set forth in Section 10(a).

            "REGISTRAR" has the meaning set forth in Section 3.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
Agreement, dated as of ________________, 2000, among the Company and the Purchasers.

            "REGULATED STOCKHOLDER" shall mean Chase Equity Associates, LLC or any other stockholder that (i) is subject to the provisions of Regulation Y,
(ii) holds shares of Common Stock or Preferred Stock of the Company and (iii) has provided written notice to the Company of its status as a "Regulated Stockholder" hereunder.

            "REGULATION Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

            "REGULATORY PROBLEM" means, with respect to any Regulated Stockholder, that such Regulated Stockholder would own more than 4.99% of any class of voting securities of any Person (other than any class of voting securities which is (or, in the case of any redemption, purchase, acquisition or other action, is made prior to consummation thereof) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.99% of the total equity of such Person or more than 24.99% of the total value of all capital stock and subordinated debt of such Person (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities.)

            "RELINQUISHING HOLDER" means Chase Capital Partners and its Affiliates and their respective transferees and any other Holder of a share of Series B-1 Preferred Stock that delivers a written notice to the Corporation to the effect that such Holder elects not to be entitled to vote with respect to any matter referred to in Section 8(d).

            "REMARKETING OPTION" has the meaning set forth in Section 13(d).

            "RESTRICTIVE LEGEND" has the meaning set forth in Section 4.

            "RESTRICTED STOCK" means, with respect to any Regulated Stockholder, any outstanding shares of Series B-1 Preferred Stock and/or Series B-2 Preferred Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Company or any subsidiary of the Company; and PROVIDED, FURTHER, that the Company shall have no responsibility for determining whether any outstanding shares of Series B-1 Stock and/or Series B-2 Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

            "RESULTING ENTITY" has the meaning set forth in Section 14.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate of Designation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "SEC REPORTS" has the meaning set forth in Section 15.

            "SECURITIES ACT" has the meaning set forth in Section 4.

            "SENIOR SHARES" has the meaning set forth in Section 9(a).

            "SERIES B PREFERRED STOCK" means the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

            "SERIES B-1 PREFERRED STOCK" has the meaning set forth in Section 1.

            "SERIES B-2  CERTIFICATE OF  DESIGNATIONS"  means the Certificate of
Designations,   Preferences  and  Rights  of  the  Company's  7.50%   Cumulative
Convertible Preferred Stock, Series B-2, due 2015.

            "SERIES B-2 PREFERRED STOCK" means the Company's 7.50% Cumulative Convertible Preferred Stock, Series B-2, due 2015, par value $0.01 per share, to be issued pursuant to the Series B-2 Certificate of Designations.

            "SERIES C CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock.

            "SERIES C PREFERRED STOCK" means the Company's Convertible Preferred Stock, Series C, par value $0.01 per share, to be issued pursuant to the Series C Certificate of Designations.

            "SHARE FACTOR" means with respect to each share of Series B Preferred Stock, a fraction, the numerator of which is the Liquidation Preference of such share as of the Change of Control Date, without giving effect to the Special Payment, and the denominator of which is the aggregate Liquidation Preference of all outstanding shares of Series B Preferred Stock as of the Change of Control Date, without giving effect to the Special Payment.

            "SHARE OPTION ADJUSTMENT AMOUNT" means an amount equal to $72.00.

            "SPECIAL PAYMENT" has the meaning set forth in Section 13.

            "VOTING CAPITAL STOCK" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by Michael J. Mahoney, Chief Executive Officer of the Company, this [____] day of _____________, 2000.

                                          VIATEL, INC.,


                                          By:
                                             -----------------------------------
                                             Name:    Michael J. Mahoney
                                             Title:   Chief Executive Officer

                                    EXHIBIT A


          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                                                                       EXHIBIT C

                       TERMS OF SERIES B-2 PREFERRED STOCK

The Series B-2 Preferred Stock shall have identical rights and preferences as the Series B-1 Preferred Stock, except that each share of Series B-2 Preferred Stock (i) shall be convertible at the option of the holder thereof into shares of Series C Preferred Stock (rather than Common Stock of the Company) at (A) the same ratio as Series B-1 Preferred Stock is convertible at the option of the holder thereof to Common Stock of the Company DIVIDED BY (B) 100 (subject to "organic change" anti-dilution and similar equitable adjustments), (ii) shall be convertible into one share of Series B-1 Preferred Stock (except to the extent the holder thereof is not permitted to do so pursuant to applicable law), (iii) shall not vote, except with respect to adverse amendments to the Series B-2
Certificate of Designations and the like and as to matters which the Series B Preferred Stock shall vote as a class (as described in the Series B-1 Certificate of Designations) and (iv) shall maintain a 1:1 ratio with each share of Series B-1 Preferred Stock (i.e., "organic change" anti-dilution protection and similar equitable adjustments). The Series B-2 Preferred Stock shall contain terms that do not adversely affect in any way the holders of the Series B-1 Preferred Stock and that permit the holders of the Series B-2 Preferred Stock thereof to comply with Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor regulation thereto).

                                                                       EXHIBIT D

                        TERMS OF SERIES C PREFERRED STOCK

The Series C Preferred Stock shall have the identical rights and preferences as the Common Stock of the Company except that each share of the Series C Preferred Stock (i) shall have a liquidation preference of $.01 per share over the Common Stock of the Company, (ii) shall be convertible at the option of the holder thereof into 100 shares of Common Stock of the Company (except to the extent the holder thereof is not permitted to do so pursuant to applicable law), (iii) shall not vote, except with respect to adverse amendments to the Series C Certificate of Designations and the like, (iv) shall maintain a 1:100 ratio with each share of Common Stock (i.e., "organic change" anti-dilution protection and similar equitable adjustments) and (v) shall not be entitled to receive any dividends except that the holders thereof shall be entitled to participate on a pro-rata basis with respect to dividends paid on shares of Common Stock of the Company. The Series C Preferred Stock shall contain terms that do not adversely affect in any way the holders of the Series B-1 Preferred Stock and that permit the holders of the Series C Preferred Stock thereof to comply with Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R.
Part 225 (or any successor regulation thereto).

                                                                       EXHIBIT E



                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                  [HOLDER NAME]

                              COMMON STOCK WARRANT

                          Void after ___________, 2005

Warrant No. A-1



This certifies that, for value received, or its permitted assigns is entitled, subject to the terms and conditions set forth herein (including the exercise conditions of Section 2), to purchase from Viatel, Inc. (the "Company"), a Delaware corporation, up to _______________ fully paid and nonassessable shares (the "Shares") of Common Stock (as defined herein) at the exercise price of $75.00 per share (the "Exercise Price"). The Exercise Price and number of Shares is subject to adjustment as provided in this Warrant. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1. DEFINITIONS. As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

            (a) "COMMON STOCK" means shares of the Company's common stock, par value $0.01 per share.

            (b) "COMPANY" includes any corporation that shall succeed to or assume the obligations of the Company under this Warrant.

            (c) "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            (d) "PUBLIC OFFERING" shall mean a public offering by the Company of its Common Stock registered under the Securities Act of 1933, as amended.

            (e) "WARRANTHOLDER", "Holder of Warrant", "Holder", or similar terms refers to the holder of this Warrant.

      2.    EXERCISE PROVISIONS.

            (a) EXERCISABILITY. The Holder of this Warrant may exercise it in whole or in part, by surrender of this Warrant, accompanied by a duly executed Subscription Form (attached hereto as Annex A), to the Company at its principal office (or to the office of the Warrant Agent as contemplated in Section 6(b), if applicable), accompanied by payment, in lawful money of the United States, of the amount obtained by multiplying the Exercise Price (as adjusted from time to time pursuant to the terms of this Warrant) by the number of shares of Common Stock designated in such completed Subscription Form. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of such Warrant, and the person or persons entitled to receive shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

            (b) PAYMENT OF EXERCISE PRICE. Payment may be made by check payable to the Company. The holders of this Warrant may, in lieu of any exercise payment as set forth above, pay the Exercise Price by (a) delivering shares of Common Stock having a fair market value equal to the aggregate Exercise Price or (b) any combination of the methods of payment set forth herein.

            (c) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant in exchange for cash, the Holder hereof may elect to exercise all or a portion of this Warrant by canceling all or a portion of this Warrant and receiving in exchange therefore shares of Common Stock equal to the value (as determined below) of this Warrant, or the portion thereof being canceled, by surrender of this Warrant at the principal office of the Company (or the office of the Warrant Agent contemplated by Section 6(b), if applicable) together with a duly executed Subscription Form, in which event the Company shall issue to such Holder a number of shares of Common Stock computed using the following formula:


                               X=Y(A-B)
                                 ------
                                  A

            Where           X=               the  number  of  shares  of Common
                                             Stock to be issued to the Holder

                            Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, under the portion of the Warrant being exercised (at the date of such calculation)

                            A=               the  fair  market   value  of  one
                                             share  of  the  Common  Stock  (at
                                             the date of such calculation)

                            B= The Exercise Price (as adjusted at the date of such calculation)

      For purposes of the above calculation and Section 2(b), "fair market value" of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; PROVIDED, HOWEVER, where a public market exists for the Common Stock at the time of such exercise, the "fair market value", per share shall be the product of (x) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System or any exchange on which the Common Stock is then listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of exercise of this Warrant or any portion thereof and (y) the number of shares of Common Stock for which this Warrant is exercisable at the time of such exercise.

            (d) RESTRICTIONS ON EXERCISE. This Warrant is exercisable at any time and from time to time from the date hereof, provided this Warrant has not terminated pursuant to Section 10.

      3. DELIVERY OF STOCK CERTIFICATES. As soon as possible after full or partial exercise of this Warrant and in any event within ten days after such exercise, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which that Holder shall be entitled upon such exercise, together with any other securities and property to which that Holder is entitled upon such exercise under the terms of this Warrant. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. No fractional shares or script representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a Share results, the Company will pay the cash value of that fractional Share, calculated on the basis of the fair market value as of the date of exercise.

      4.    ADJUSTMENT PROVISIONS.

            For purposes of this Section 4, all references to Common Stock shall be deemed to include Series C Preferred Stock of the Company (on an as-converted basis). The Exercise Price shall be adjusted from time to time by the Company as follows:

            (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 4(h)(ii)) fixed for such determination and the denominator of which shall be the sum of (x) such number of shares and (y) the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 4(a) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) pursuant to the Company's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Company approved by the Board of Directors, (ii) pursuant to the Company's existing or future stock purchase plans which permit Company employees to purchase Common Stock at a 15% discount,
(iii) as consideration for the acquisition of a business or of assets, (iv) in a firm commitment underwritten public offering when either (A) the underwriting discount is less than 5%, or (B) the offering price per share is greater than the Exercise Price, (v) to the Company's joint venture partners in exchange for interests in the relevant joint venture, or (vi) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the Current Market Price (as defined in Section 4(h)(iii)) on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or, in the case of convertible securities, issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issuable on conversion). In case any portion of the consideration to be received by the Company shall be in a form other than cash, the "fair market value" of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

            (c) If the Company shall offer or issue options, rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such options, rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (y) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such options, rights or warrants would purchase at such Current Market Price and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (y) the total number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such options, rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such options, rights or warrants, upon the expiration or termination of such options, rights or warrants the Exercise Price (as adjusted pursuant to this Section 4(c)) shall again be adjusted to be the Exercise Price which would then be in effect had the adjustments made upon the issuance of such options, rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such options, rights or warrants are not so issued, the Exercise Price (as adjusted pursuant to this Section 4(c)) shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such options, rights or warrants had not been fixed. In determining whether any options, rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (1) any consideration received for such options, rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined in good faith by the Board of Directors and (2) the amount of any exercise price or subscription price required to be paid upon exercise of such options, warrants or rights.

            (d) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased; such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (e) (i) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which Section 4(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any options, rights, or warrants of a type referred to in Section 4(c), and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 4(m) applies) (the foregoing hereinafter in this Section 4(e) called the "Distributed Securities"), then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Common Stock Record Date with respect to such distribution by a fraction the numerator of which shall be the difference between (x) the Current Market Price on such date over
(y) the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities applicable to one share of Common Stock and the denominator of which shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; PROVIDED, HOWEVER, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, upon exercise of such Warrant (or any portion thereof), the amount of Distributed Securities such Holder would have received had such Holder exercised such Warrant (or portion thereof) immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Exercise Price (as adjusted pursuant to this Section 4(e)(i)) shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4(e) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, the Board of Directors must, in doing so, consider the price of the Common Stock in such market over the same period used in computing the Current Market Price pursuant to Section 4(h)(iii), to the extent possible.

                  (ii) Options, rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4(e)(ii) (and no adjustment to the Exercise Price under this Section 4(e)(ii) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Exercise Price under this Section 4(e)(ii) shall be made. If any such options, rights or warrants, including any such existing options, rights or warrants distributed prior to the first issuance of the Warrants, are subject to subsequent events, upon the occurrence of which such options, rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new options, rights or warrants (and a termination or expiration of the existing options, rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 4(e)(ii) was made,
(1) in the case of any such options, rights or warrants all of which shall have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price (as adjusted pursuant to this Section 4(e)(ii)) shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such options, rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exercise Price (as adjusted pursuant to this Section 4(e)(ii)) shall be readjusted to be the Exercise Price which would then be in effect if such options, rights or warrants had not been issued.

                  (iii) Notwithstanding any other provision of this Section 4(e) to the contrary, options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 4(e) if the Company makes proper provision so that each Holder who exercises such Holder's Warrants (or any portion thereof) after the date fixed for determination of shareholders entitled to receive any such options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the amount and kind of any such options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) that such Holder would have been entitled to receive if such Holder had, immediately prior to such determination date, exercised such Warrants.

                  (iv) For purposes of Section 4(e) and Sections 4(a) and 4(c), any dividend or distribution to which this Section 4(e) is applicable that also includes shares of Common Stock, or options, rights or warrants to subscribe for or purchase shares of Common Stock to which 4(c) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or options, rights or warrants to subscribe for or purchase shares of Common Stock, to which Section 4(c) applies (and any Exercise Price reduction required by this Section 4(e) with respect to such dividend or distribution shall then be made), immediately followed by (B) a dividend or distribution of such shares of Common Stock or such options, rights or warrants to subscribe for or purchase shares of Common Stock, (and any further Exercise Price reduction required by Sections 4(a) or 4(c) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 4(a) and as "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such options, rights or warrants" and "such Common Stock Record Date" for purposes of Section 4(c), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 4(a).

            (f) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4(m) applies or as part of a distribution referred to in Sections 4(e)(i)-4(e)(iv)) in an aggregate amount that, combined together with (i) the aggregate amount of any other such distributions to all holders of its shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 4(f) has been made, and (ii) the aggregate of any cash, plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 4(g) has been made, then, and in each such case immediately after the close of business on such date, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on such Common Stock Record Date by a fraction the numerator of which shall be equal to the Current Market Price on the Common Stock Record Date less an amount equal to the quotient of (x) such combined amount and (y) the number of shares of Common Stock outstanding on the Common Stock Record Date and the denominator of which shall be equal to the Current Market Price on such Common Stock Record Date; PROVIDED, HOWEVER, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of such Warrant (or any portion thereof) the amount of cash such Holder would have received had such Holder exercised such Warrant (or portion thereof) immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Exercise Price (as adjusted pursuant to this Section 4(f)) shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

            (g) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 4(g) has been made and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 4(f) has been made, exceeds 5% of the income of the Company reported for the 12 month period ending with the fiscal quarter next preceding such payment (determined as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction the numerator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the trading day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price (as adjusted pursuant to this Section 4(g)) shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer had not been made. If the application of this
Section 4(g) to any tender offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer under this Section 4(g).


            (h) For purposes of Section 4, the following terms shall have the meaning indicated:


            (i) "CLOSING PRICE" with respect to any securities on any day means the closing price as of 4:00 p.m. Eastern Time on such day or any earlier final closing on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market, or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the national stock exchange or nationally recognized trading market in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national stock exchange or nationally recognized trading market in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau, Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.


            (ii) "COMMON STOCK RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or pursuant to which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).


            (iii) "CURRENT MARKET PRICE" means the average of the daily closing prices per share of Common Stock for the ten consecutive trading days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 4(a), 4(b), 4(c), 4(d), 4(e), 4(f) or 4(g) occurs during such ten consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to
Section 4(a), 4(b), 4(c), 4(d), 4(e), 4(f) or 4(g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of
Section 4(e) or 4(f), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; PROVIDED, HOWEVER, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 4(a), 4(b), 4(c), 4(d), 4(e), or 4(g) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this Section 4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
Section 4 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.


            (iv) "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.


            (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.


            (j) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to each holder of Series B-1 Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.


            (k) In any case in which this Section 4 provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer, until the occurrence of such event, issuing to the holder of any Series B-1 Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.


            (l) For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (m) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancelation of outstanding shares of Common Stock), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the Holders shall have the right thereafter, during the period such Warrant shall be exercisable as specified in
Section 2(a), to exercise such Warrants into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (PROVIDED that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 4(m) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(m). The above provisions of this
Section 4(m) shall similarly apply to successive consolidations, mergers, conveyances or transfers.


            (n) Upon each adjustment of the Exercise Price as a result of the operation this Section 4, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by multiplying the number of shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.


      5. NOTICE OF CERTAIN EVENTS. If at any time prior to the termination or full exercise of this Warrant:

            (a) the Company shall declare any dividend payable in stock of any class upon its Common Stock, make any distribution to the holders of its Common Stock or offer for subscription pro rata to holders of Common Stock any additional shares of stock of any class or other rights;

            (b) there shall be any reclassification of the Common Stock of the Company;

            (c) there shall be any consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation;

            (d)  there  shall  be  a  voluntary  or   involuntary   dissolution,
liquidation or winding up of the Company; or

            (e)   there shall be a Public Offering;

then, in any one or more of such cases, the Company shall give the Holder at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up or of the date of a filing of a registration statement under the Securities Act for a Public Offering. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the Holders shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepared, addressed to the Holder at the address of such holder as shown on the books of the Company.

      6.    TRANSFER OF WARRANTS.

      (a) WARRANT REGISTER. The Company shall maintain a register (the "Warrant Register") containing the names, addresses and facsimile numbers of the Holder(s). Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such a change. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

      (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing any other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance or replacement, as the case may be, shall be made at the office of such agent.

      (c) TRANSFERABILITY AND NEGOTIABILITY OF WARRANT. Title to this Warrant may be transferred by endorsement (by a Holder executing the Assignment Form attached hereto as Annex B) and delivery in the same manner as negotiable instruments transferable by endorsement and delivery.

      (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as such Holder (on payment by such Holder of any applicable transfer taxes) may direct, exercisable for the number of Shares issuable upon the exercise hereof.

      7. REGISTRATION RIGHTS. If the Holder of this Warrant is a party to that certain Registration Rights Agreement, dated , 2000 (the "Registration Rights Agreement"), such Holder shall be entitled to include any shares of Common Stock or other securities received upon exercise of the Warrant with such Holder's Registrable Securities (as such term is defined in the Registration Rights Agreement), on the terms and conditions as set forth in the Registration Rights Agreement. The Holder of this Warrant shall be entitled to condition any exercise of this Warrant upon the consummation of any transaction including any merger, public or private offering, sale of assets or similar transaction.

      8. AMENDMENT AND WAIVERS. No amendment, modification or termination of this Warrant shall be binding unless executed in writing by the Company and the Warrantholder intending to be bound thereby.

      9. WAIVERS AND EXTENSIONS. Any provision of this Warrant may be amended, waived or modified only if such amendment, waiver or modification is in writing, is signed by the party intending to be bound, and specifically refers to this Warrant. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

      10. TERMINATION. The right to exercise this Warrant shall expire and shall be void at 5:00 p.m. New York city time on ___________, 2005.

      11. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Common Stock or other securities from time to time issuable upon exercise of this Warrant and, subject to any existing contractual limitations, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock or other securities issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, as set forth herein, will be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof. The Company also agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon exercise of this Warrant.

      12. REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

      13. NO RIGHTS AS STOCKHOLDER. Except as provided in Section 2(a), no Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any Holder of this Warrant as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meeting of stockholders, to receive dividends or subscription rights or otherwise.

      14.   MISCELLANEOUS PROVISIONS.

            (a) GOVERNING LAW. This Warrant shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (b) NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, to such address as such Holder hereof shall have specified most recently by written  notice.  Notice  shall  be  deemed  given  on the  date of  service  or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

            (c) BINDING EFFECT. The provisions of this Warrant shall be binding upon the Company and its successors and assigns.

            (d) REMEDIES. In the event of a breach of this Warrant, the Holder hereof shall be -------------- entitled to injunctive relief and specific performance of its rights under this Warrant, in addition to all of its rights granted by law, including, without limitation, recovery of damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Company and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at law would be adequate.

            (e) HEADINGS. Titles and headings of sections of this Warrant are for convenience only and shall not affect the construction of any provision of this Warrant.

Dated:        , 2000
                                  VIATEL, INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     ANNEX A

                                SUBSCRIPTION FORM
                  (To be signed only upon exercise of Warrant)

To:         VIATEL, INC.

Attention:  Secretary

      (1) The undersigned, the holder of the attached Warrant, hereby irrevocably elects to [exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, ___________1 shares of Common Stock of VIATEL, INC. and herewith tenders any necessary payment of the Exercise Price in such number of shares in full]. [to exercise [all][a portion] of the purchase right represented by that Warrant by canceling the Warrant with respect to ___________ shares of Common Stock of VIATEL, INC. in exchange for a number of shares of Common Stock equal to the value [as determined pursuant to the Warrant] as the [portion of the] Warrant [being canceled].

      (2) In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or other securities to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and that the undersigned will not sell, offer for sale, pledge, hypothecate or otherwise dispose of any shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

      (3) Please issue a certificate(s) representing said shares of Common Stock in the name of the undersigned or in the name of the transferee specified below.

      (4) Please issue a new Warrant for the unexercised portion in the name of the undersigned or in the name of the permitted transferee specified below.

      (5) Please deliver any certificate(s) or Warrant to the following address.

            Name:       ___________________________

            Address:    ___________________________

            Attention:  ___________________________

Dated:

                                 By
                                   -------------------------------
                                   Name:



------------------

      1       Insert  here the  number of shares  called  for on the face of the
Warrant (or, in the case of partial exercise, the portion as to which the Warrant is being exercised), without making any adjustment for additional shares of Common Stock or any other securities or property which, under the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                     ANNEX B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                          No. of Shares of
Name and Address of Assignee              Common Stock
----------------------------              ----------------



and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer onto the books of Viatel, Inc. maintained for the purpose, with full power of substitution in the premises.

Date:                                  Print Name:
     ----------------------                       ------------------------------

                                       Signature:
                                                 -------------------------------

                                       Witness:
                                               ---------------------------------



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT F

                                TERMS OF WARRANTS
                                -----------------


A-2 WARRANTS
------------

SHARES ISSUABLE       To the  Chase  Purchaser,  shares  of Series C
UPON EXERCISE         Preferred Stock  representing 10% of number of
                      shares   issuable  to  Chase   Purchaser  upon
                      conversion of the Series B Preferred Stock into shares of Series C Preferred Stock

B-2 WARRANTS
------------

SHARES ISSUABLE       To the  Chase  Purchaser,  shares  of Series C
UPON EXERCISE         Preferred Stock  representing 10% of number of
                      shares   issuable  to  Chase   Purchaser  upon
                      conversion of the Series B Preferred Stock into shares of Series C Preferred Stock

A-2 & B-2 WARRANTS
------------------

ANTIDILUTION          Substantially  similar to protection  provided
ADJUSTMENTS           under  Series B  Preferred  Stock,  including,
                      without    limitation,    market   price   and
                      structural anti-dilution protection (and the corresponding adjustment to the number of warrant shares issuable upon exercise)


MISCELLANEOUS         Customary   provisions,   including   cashless
                      exercise   and    conditional    exercise   on
                      sale/exercise of registration rights. Warrant will contain terms that permit the holder thereof to comply with Regulation Y of the Board of Governors of the Federal Reserve
                      System, 12 C.F.R. Part 225 (or any successor regulation thereto)

                                                             EXHIBIT G



                           MANAGEMENT RIGHTS AGREEMENT

Viatel, Inc. (the "COMPANY") hereby acknowledges and agrees the HMTF Bridge Partners, L.P., the indirect owner of an equity interest in the Company, or, in the event that any other affiliate of Hicks, Muse, Tate & Furst, Incorporated becomes the indirect owner of such equity interest in the Company (collectively, the "Fund"), directly has the right to exercise on its behalf the management rights associated with such equity interest so long as it is the indirect owner of such equity interest in the Company. The Company also agrees that the Fund has the following additional management rights so long as it is the indirect owner of such equity interest in the Company:

(a) the right to receive the same information as provided to members of the board of directors of the Company; PROVIDED, HOWEVER, that the Company reserves the right to exclude any information that a majority of the board of directors determine in good faith could adversely affect the attorney-client privilege between the Company and its counsel, or otherwise have a detrimental effect on the Company.

(b) upon a reasonable request of the Fund and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect books and records of the Company; and

(c) upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Company.

The above-mentioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Fund's indirect ownership of an interest in the Company as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. ss. 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Company hereby acknowledges and agrees that the foregoing management rights have been and are effective as of the date of the Fund's indirect investment in the Company.

DATED: _____________, 2000

                                  VIATEL, Inc.



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT H

                           MANAGEMENT RIGHTS AGREEMENT

Viatel, Inc. (the "COMPANY") hereby acknowledges and agrees the Hicks Muse, Tate & Furst Private Europe Fund, L.P., the indirect owner of an equity interest in the Company, or, in the event that any other affiliate of Hicks, Muse, Tate & Furst, Incorporated becomes the indirect owner of such equity interest in the Company (collectively, the "Fund"), directly has the right to exercise on its behalf the management rights associated with such equity interest so long as it is the indirect owner of such equity interest in the Company. The Company also agrees that the Fund has the following additional management rights so long as it is the indirect owner of such equity interest in the Company:

(a) the right to receive the same information as provided to members of the board of directors of the Company; PROVIDED, HOWEVER, that the Company reserves the right to exclude any information that a majority of the board of directors determine in good faith could adversely affect the attorney-client privilege between the Company and its counsel, or otherwise have a detrimental effect on the Company.

(b) upon a reasonable request of the Fund and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect books and records of the Company; and

(c) upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Company.

The above-mentioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Fund's indirect ownership of an interest in the Company as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. ss. 2510.3-101, and in the event such rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations. The Company hereby acknowledges and agrees that the foregoing management rights have been and are effective as of the date of the Fund's indirect investment in the Company.

DATED:______________, 2000

                                  VIATEL, Inc.



                                  By:
                                     ---------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT I


                                          _____________ ___, 2000



VIATEL, INC.
685 Third Avenue
New York, NY 10017


Ladies and Gentlemen:

              Reference is made to that certain Securities Purchase Agreement dated as of February 1, 2000 (the "PURCHASE AGREEMENT"), among Viatel, Inc. (the "Company"), Chase Equity Associates, LLC ("CEA"), and the other Investor signatory thereto pursuant to which CEA is purchasing shares of the Company's Series B Preferred Stock (the "SHARES").

              For purposes hereof, the following terms shall have the meanings ascribed to them (capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.):

            (a) "BOARD" means The Board of Governors of the United States Federal Reserve System.

            (b) "REGULATORY PROBLEM" means any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or a Regulated Stockholder (as defined in the Series B-1 Certificate of Designations) reasonably believes that there is a risk of such assertion) that such Regulated Stockholder is not entitled to acquire, own, hold or control, or exercise any significant right (including the right to vote) with respect to, any securities of the Company or any Viatel Subsidiary.

              If a Regulated Stockholder determines that it has a Regulatory Problem, the Company agrees to take all such actions, subject to Applicable Law, as are reasonably requested by such Regulated Stockholder (1) to effectuate and facilitate any transfer by such Regulated Stockholder of any securities of the Company then held by such Regulated Stockholder to any Person designated by such Regulated Stockholder, (2) to permit such Regulated Stockholder (or any Affiliate of such Regulated Stockholder) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of nonvoting securities of the Company, which nonvoting securities shall be identical in all respects to such voting securities, except that such new securities shall be nonvoting and shall be convertible into voting securities on such terms as are requested by such Regulated Stockholder in light of regulatory considerations then prevailing, and (3) to continue and preserve the respective allocation of the voting interests with respect to the Company with respect to such Regulated Stockholder's ownership of the Company's voting securities. Such actions may include, without limitation, (x) with respect to any securities held by CEA or any of its Affiliates, entering into such additional agreements as are reasonably requested by CEA to permit CEA or such Affiliate to exercise any voting power which is relinquished by CEA or such Affiliate upon any exchange of voting securities for nonvoting securities of the Company, and (y) entering into such additional agreements, adopting such amendments to the charter documents of the Company and taking such additional actions as are reasonably requested by such Regulated Stockholder in order to effectuate the intent of the foregoing.

              If a Regulated Stockholder has the right or opportunity to acquire any of the Company's securities from the Company, any stockholder of the Company or any other Person (as the result of a preemptive offer, PRO RATA offer or otherwise), at such Regulated Stockholder's request the Company will offer to sell (or if the Company is not the seller, to cooperate with the seller and such Regulated Stockholder to permit such seller to sell) such non-voting securities on the same terms as would have existed had such Regulated Stockholder acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to clause (2) above.

              The Company agrees not to amend or waive the voting or other provisions of its charter documents if such amendment or waiver would cause any Regulated Stockholder to have a Regulatory Problem, PROVIDED that any such Regulated Stockholder notifies the Company that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

                                         * * * * *

              Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.



                                       CHASE EQUITY ASSOCIATES, LLC,
                                       By: Chase Capital Partners,
                                           as Manager



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


Agreed as of the date
first set forth above:

VIATEL, INC.


By:
   ------------------------
   Name:
   Title:


                                       2